UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
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☐ Preliminary Proxy Statement ☑ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Newmont Mining Corporation

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Newmont Mining Corporation 6363 South Fiddlers Green Circle Greenwood Village, Colorado 80111 USA

Notice of 2010 Annual Meeting of Stockholders

Date of Meeting:	Friday, April 23, 2010

Time:	11:00 a.m., local time

Place:	Hotel du Pont 11th and Market Streets Wilmington, Delaware 19801

Purpose:	1. Elect directors;

2. Ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Newmont’s independent auditors for 2010;

3. Consider and act upon a stockholder proposal regarding special meetings, as set forth in the accompanying Proxy Statement, if properly introduced at the meeting;

4. Consider and act upon a stockholder proposal to approve majority voting for the election of directors in a non-contested election, as set forth in the accompanying Proxy Statement, if properly introduced at the meeting; and

5. Transact such other business that may properly come before the meeting.

Record Date:	February 22, 2010

Under the Securities and Exchange Commission rules, we have elected to use the Internet for delivery of annual meeting materials to most of our stockholders, enabling us to provide them with the information they need, while lowering the costs of delivery and reducing the environmental impact associated with our annual meeting.

All stockholders are cordially invited to attend the meeting in person. It is important that your shares be represented at the meeting whether or not you are personally able to attend. If you are unable to attend, please promptly submit your proxy by telephone, Internet or mail as described in the Notice and Proxy Statement and the Notice of Internet Availability of Proxy Materials. If you have received or requested a paper copy of the proxy materials and choose to submit your vote by traditional proxy or voting instruction card, please sign, date and mail the card in the pre-addressed reply envelope. Your vote is important so that your shares will be represented and voted at the meeting even if you cannot attend.

By Order of the Board of Directors

Jeffrey K. Reeser
Vice President and Secretary

March 4, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2010

The Notice of Meeting, Proxy Statement and Annual Report are available at
http://www.proxyvoting.com/nem

2010 Proxy Statement

i

PROXY STATEMENT

General Information

Notice of Internet Availability of Proxy Materials.

For the second year, we are pleased to use the Securities and Exchange Commission (“SEC”) “e-proxy” rules allowing us to furnish proxy materials through the Internet. By using the e-proxy rules, we can expedite stockholders’ receipt of this 2010 Proxy Statement and Annual Report on Form 10-K, while lowering the costs and reducing the environmental impact associated with our annual stockholders meeting. On or about March 12, 2010, we will furnish a Notice of Internet Availability of Proxy Materials (“Notice”) to most of our stockholders containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials may be found on the Notice. For more information on voting your stock, please see “Voting Your Shares” below. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice. Your vote is important no matter the extent of your holdings.

Stockholders Entitled to Vote.

This proxy statement is furnished to holders of:

•	Newmont Mining Corporation common stock (“Newmont Common Stock”);

•	Newmont Mining Corporation of Canada Limited (“Newmont Canada”) exchangeable shares (“Newmont Exchangeable Shares”), and;

•	Newmont Mining Corporation CHESS Depositary Interests (“Newmont CDIs”),

each in connection with the solicitation of proxies on behalf of the Board of Directors of Newmont Mining Corporation (“Newmont” or the “Company”) to be voted at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Newmont on April 23, 2010. Stockholders of record holding the following Newmont securities at the close of business on February 22, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at all adjournments:

•	Newmont Common Stock of the Company, par value $1.60 per share, of which there were 483,030,312 shares outstanding as of the Record Date (including shares represented by Newmont CDIs);

•	Newmont Exchangeable Shares, of which there were 7,957,841 shares as of the Record Date entitled to vote pursuant to the terms of the Newmont Special Voting Stock described below; and

•	Newmont CDIs, of which there were 28,029,153 outstanding as of the Record Date, which vote on a ten-for-one basis. See below for information relating to the delisting of Newmont CDIs.

Voting Your Shares.

Newmont Common Stock. Each share of Newmont Common Stock that you own entitles you to one vote. Your Notice or proxy card shows the number of shares of Newmont Common Stock that you own. You may elect to vote in one of three methods:

•	By Mail - If you have received or requested a paper copy of the proxy materials, please date and sign the proxy card and return it promptly in the accompanying envelope.

•	By Internet - If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are provided in the Notice and in this proxy statement.

•	In Person - You may attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), then you must present a proxy from that Nominee in order to verify that the Nominee has not already voted your shares on your behalf.

•	If you hold Newmont Common Stock at your Broker - If your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or proxy materials, as applicable, are being forwarded to you by that organization. Your voting instruction form from Broadridge or your Notice provides information on how to vote your shares. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting.

Pursuant to a recent rule change, if you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters such as ratification of auditors but cannot vote on “non-routine” matters, which now include matters such as votes for the election of directors or stockholder proposals regarding special meetings and majority voting for election of directors. Thus, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Newmont Exchangeable Shares. Each Newmont Exchangeable Share that you own has economic rights (such as the right to receive dividends and other distributions) that are, as nearly as practicable, equivalent to rights of shares of Newmont Common Stock. Holders of Newmont Exchangeable Shares have a right through a Voting and Exchange Trust Agreement (the “Voting Agreement”) to vote at stockholders’ meetings of the Company. The Newmont Exchangeable Shares, however, are not shares issued by Newmont and, therefore, a holder of Newmont Exchangeable Shares is not a registered stockholder of Newmont, but is a registered stockholder of Newmont Canada. The Newmont Exchangeable Shares are exchangeable at the option of the holders into Newmont Common Stock on a one-for-one basis. There are two ways to vote your Newmont Exchangeable Shares:

•	By Mail - You may vote by signing and returning the enclosed voting instruction form. This form permits you to instruct Computershare Trust Company of Canada, as trustee under the Voting Agreement (the “Trustee”), to vote at the Annual Meeting. The Trustee holds one share of special voting stock of the Company (the “Newmont Special Voting Stock”) that is entitled to vote on all matters on which the shares of Newmont Common Stock vote. The Newmont Special Voting Stock has a number of votes in respect to the Annual Meeting equal to the lesser of (a) the number of Newmont Exchangeable Shares outstanding on the Record Date (other than Newmont Exchangeable Shares held by Newmont or its affiliates), or (b) 10% of the total number of votes corresponding to the Newmont Common Stock then outstanding. Based upon the foregoing, the Trustee will be entitled to cast up to 7,957,841 votes at the Annual Meeting. The Trustee must receive your voting instructions by 5:00 p.m. in Toronto, Ontario, Canada, on April 22, 2010. This will give the Trustee time to tabulate the voting instructions and vote on your behalf. The Trustee will exercise each vote attached to the Newmont Special Voting Stock only on the basis of instructions received from the relevant holders of Newmont Exchangeable Shares. In the absence of instructions from a holder as to voting, the Trustee will not have any voting rights with respect to such Newmont Exchangeable Shares.

•	In Person - You may attend the Annual Meeting and vote in person. As a holder of Newmont Exchangeable Shares, you may attend the Annual Meeting in person to vote directly the number of votes to which you are entitled under the Voting Agreement. Please refer to the Notice to Exchangeable Shareholders and Voting Instruction Form for additional instructions on voting at the meeting.

Newmont CDIs. The Newmont CDIs are units of beneficial ownership in Newmont Common Stock held by CHESS Depositary Nominees Pty Ltd (ACN 071 346 506) (“CDN”), a wholly-owned subsidiary of ASX Limited (ACN 008 624 691). References to Newmont Mining Corporation for purposes of Australian equity holder are to “Newmont Mining Corporation ARBN 099 065 997, organized in Delaware with limited liability.” Since July 1, 2002, Newmont CDIs have traded on the ASX as a Foreign Exempt Listing granted by the ASX, which provides an ancillary trading facility to the Company’s primary listing on the New York Stock Exchange. Newmont CDIs entitle holders to dividends and other rights economically equivalent to Newmont Common Stock on a ten-for-one basis. CDN, as the stockholder of record (or its proxy or substitute), will vote the underlying shares of Newmont Common Stock in accordance with the directions of Newmont CDI holders. Your CDI Voting Instruction Form shows the number of Newmont CDIs that you own. There are two ways to vote your Newmont CDIs.

•	By Mail - You may vote by signing and returning the enclosed CDI Voting Instruction Form. Newmont has appointed Computershare Investor Services Pty Limited (“Computershare”) in Adelaide, South Australia, Australia, as its agent with respect to the collection and processing of voting instructions from Newmont CDI holders. The enclosed CDI Voting Instruction Form permits you to instruct Computershare to vote your Newmont CDIs on your behalf. Computershare must receive your voting instructions by 5:00 p.m., Adelaide time, on April 19, 2010, to give them enough time to tabulate the voting instructions on your behalf.

•	In Person - You may attend the Annual Meeting; however, to vote your shares, please complete the enclosed CDI Voting Instruction Form as described above.

Holders of Newmont CDIs were notified on November 9, 2009 that Newmont CDIs would be suspended and delisted from ASX effective February 17, 2010. If you hold Newmont CDIs as of the Record Date for the Annual Meeting of Stockholders, February 22, 2010, you will receive your proxy materials from Computershare, the transfer agent for Newmont’s CDIs, including a proxy card to vote your Newmont CDIs. If you have converted your Newmont CDIs to Newmont Common Stock, you will receive a Notice of Internet Availability of Proxy Materials, which provides a convenient way to access our proxy materials and to vote your Newmont Common Stock online.

Revocation of Proxy or Voting Instruction Form.

Revocation of Newmont Common Stock Proxy. A stockholder who executes a proxy may revoke it by delivering to the Secretary of the Company, at any time before the proxies are voted, a written notice of revocation bearing a later date than the proxy, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). A stockholder also may substitute another person in place of those persons presently named as proxies. Written notice revoking or revising a proxy should be sent to the attention of the Secretary, Newmont Mining Corporation, at 6363 South Fiddlers Green Circle, Greenwood Village, Colorado 80111 USA.

Revocation of Newmont Exchangeable Shares Voting Instruction Form. A registered holder of Newmont Exchangeable Shares who has submitted a Voting Instruction Form may revoke the Voting Instruction Form by completing and signing a Voting Instruction Form bearing a later date and depositing it with the Trustee. No notice of revocation or later-dated Voting Instruction Form, however, will be effective unless received by the Trustee prior to 5:00 p.m., Toronto time, on April 22, 2010.

A non-registered holder of Newmont Exchangeable Shares may revoke a Voting Instruction Form at any time by written notice to the intermediary, except that an intermediary is not required to act on a revocation of a Voting Instruction Form that is not received by the intermediary at least ten days prior to the Annual Meeting.

Revocation of Newmont CDI Voting Instruction Form. A holder of Newmont CDIs who has completed and returned a CDI Voting Instruction Form (in the manner described above) may revoke the voting instructions to CDN by delivering to Computershare Investor Services Pty Limited, Level 5, 115 Grenfell Street, Adelaide 5000, South Australia, Australia, no later than 5:00 p.m., Adelaide time, on April 19, 2010, a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent.

Quorum, Tabulation and Broker Non-Votes and Abstentions.

Quorum. The holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. For purposes of determining the presence of a quorum, “shares of capital stock of the Company” include all shares of Newmont Common Stock (including shares represented by Newmont CDIs) and the maximum number of shares of Newmont Common Stock that the Trustee of the Newmont Exchangeable Shares is entitled to vote at the Annual Meeting.

Tabulating Votes. Votes at the Annual Meeting will be tabulated by two inspectors of election who will be appointed by the Chairman of the meeting and who will not be candidates for election to the Board of Directors. The inspectors of election will treat shares of capital stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Broker Non-Votes and Abstentions. Abstentions and broker “non-votes” as to particular matters are counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Abstentions have the same effect as votes against proposals presented to stockholders. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.

Votes Required to Approve the Proposals.

Election of Directors. Directors will be elected by a favorable vote of a plurality (meaning the largest number of votes cast) of those shares of capital stock present and entitled to vote, in person or by proxy, at the Annual Meeting. A stockholder may withhold votes from any or all nominees. Starting this year, the Election of Directors (Proposal No. 1) is a “non-discretionary” item. Therefore, if you hold your Newmont Common Stock at a broker and you do not instruct your broker how to vote with respect to the election of directors, your broker cannot vote your shares on this proposal. Those votes will be counted as “broker non-votes” and your shares will not be represented in the Election of Directors vote at the Annual Meeting.

Ratify PricewaterhouseCoopers LLP as the Company’s Independent Auditors for 2010. The affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, at the Annual Meeting is required to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2010.

Other Items. If any other items are presented at the Annual Meeting, they must receive an affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, in order to be approved.

Solicitation Costs.

The cost of preparing and mailing the Notice of Internet Availability of Proxy Materials, requests for proxy materials, and the cost of solicitation of proxies on behalf of the board of directors will be borne by the Company. This proxy material will be mailed to the holders of Newmont Common Stock, Newmont Exchangeable Shares, and Newmont CDIs on or about March 12, 2010. In addition, solicitation of proxies and voting instruction forms may be made by certain officers and employees of the Company by mail, telephone or in person. The Company has retained Georgeson Inc. to aid in the solicitation of brokers, banks, intermediaries and other institutional holders in the United States and Canada for a fee of $15,000. All costs of the solicitation will be borne by the Company. The Company also will reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of Newmont Common Stock, Newmont Exchangeable Shares and Newmont CDIs.

Notes to Participants in Newmont Employee Retirement Savings Plans.

Participants in the Retirement Savings Plan of Newmont and Retirement Savings Plan for Hourly-Rated Employees of Newmont. If you are a participant in the Retirement Savings Plan of Newmont or Retirement Savings Plan for Hourly-Rated Employees of Newmont (collectively, the “Retirement Savings Plans”) and hold Newmont Common Stock under either of the Retirement Savings Plans, you will be furnished a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials may be found on the Notice. The Retirement Savings Plans are administered by The Vanguard Group, as trustee. The trustee, as the stockholder of record of the Newmont Common Stock held in the Retirement Savings Plans, will vote the shares held for you in accordance with the directions you provide. If you do not vote your shares by 11:59 p.m. Eastern time on April 20, 2010, the Trustee will vote the shares in the Retirement Savings Plans in the same proportion as it votes shares as to which directions have been received.

Stockholder Proposals for the 2011 Annual Meeting.

For a stockholder proposal, including a proposal for the election of a director, to be included in the proxy statement and form of proxy for the 2011 Annual Meeting, the proposal must have been received by us at our principal executive offices no later than November 19, 2010. Proposals should be sent to the attention of the Secretary of the Company at 6363 South Fiddlers Green Circle, Greenwood Village, Colorado 80111 USA. We are not required to include in our proxy statement and form of proxy a stockholder proposal that was received after that date or that otherwise fails to meet the requirements for stockholder proposals established by SEC regulations.

In addition, under our By-laws, stockholders must give advance notice of nominations for directors or other business to be addressed at the 2011 Annual Meeting no later than the close of business on February 22, 2011. The advance notice must be delivered to the attention of the Secretary of the Company at 6363 South Fiddlers Green Circle, Greenwood Village, Colorado 80111 USA.

Voting Results.

The results of the voting at the 2010 Annual Meeting of Stockholders will be reported on Form 8-K and filed with the Securities and Exchange Commission within four business days after the end of the meeting.

Proposal No. 1 — Election of Directors

Nominees.

Each of the 11 persons named below is a nominee for election as a director at the Annual Meeting for a term of one year or until his/her successor is elected and qualifies. Unless authority is withheld, the proxies will be voted for the election of such nominees. All such nominees are currently serving as directors of the Company. All such nominees were elected to the Board of Directors at the last Annual Meeting. If any such nominees cannot be a candidate for election at the Annual Meeting, then the proxies will be voted either for a substitute nominee designated by the Board of Directors or for the election of only the remaining nominees.

Robert J. Miller, a director of Newmont since 1999, has decided to retire from service on the Board of Directors, effective as of the date of the Annual Meeting, and not to stand for re-election at the Annual Meeting. Governor Miller’s decision to retire from the Board of Directors was not due to any disagreement with Newmont. Newmont expects to be able to consult with Governor Miller from time to time and to seek his advice and guidance as needed. No person is being nominated at the Annual Meeting to fill the vacancy created by his departure. Instead, the directors expect to reduce the size of the Board of Directors from twelve to eleven members, effective when Governor Miller ceases to be a director.

The following table sets forth information as to each nominee for election, including his or her age (as of the Record Date), and background, including his or her principal occupation during the past five years and current directorships (which should be read in conjunction with the skills and qualifications of each nominee set forth in the table on pages 9-13):

Director
Nominee	Since

Glen A. Barton (70)	2001
Retired Chairman and Chief Executive Officer of Caterpillar Inc., having served in that position from 1999 to 2004. Vice Chairman thereof from 1998 to 1999 and Group President from 1990 to 1998.
Director of Valmont Industries, Inc. Former director of Inco Limited.

Vincent A. Calarco (67)	2000
Non-Executive Chairman of Newmont Mining Corporation. Retired Chairman of Crompton Corporation (now known as Chemtura Corporation), a specialty chemical company, having served in that position from 1996 to 2004. President and Chief Executive Officer thereof from 1985 to 2004.

Director of Consolidated Edison, Inc. Former director of CPG International Inc.

Joseph A. Carrabba (57)	2007
Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc., formerly Cleveland-Cliffs Inc, since May 2007. Served as the Company’s President and Chief Executive Officer from 2006 to 2007 and as President and Chief Operating Officer from 2005 to 2006. Previously served as President and Chief Operating Officer of Diavik Diamond Mines, Inc. from 2003 to 2005.

Director of Cliffs Natural Resources Inc. and KeyCorp.

Noreen Doyle (60)	2005
Retired First Vice President of the European Development Bank for Reconstruction and Development, having served in that position from 2001 to 2005, and in other executive positions with the European Development Bank for Reconstruction and Development since 1992.

Director of Credit Suisse, QinetiQ Group plc and Rexam PLC.

Director
Nominee	Since

Veronica M. Hagen (64)	2005
Chief Executive Officer of Polymer Group, Inc. since April 2007. President and Chief Executive Officer of Sappi Fine Paper North America from 2004 to 2007. Executive positions with Alcoa, Inc. since 1998, including Vice President and Chief Customer Officer from 2003 to 2004 and Vice President, Alcoa North American Extrusions from 2001 to 2003.

Director of Southern Company. Former director of Jacuzzi Brands, Inc.

Michael S. Hamson (69)	2002
Chairman, Hamson Consultants Pty Ltd, a consulting company, since 1987; Joint Chairman and Chief Executive Officer of McIntosh Hamson Hoare Govett Limited (now Merrill Lynch Australia) from 1972 to 1986 and Director and Deputy Chairman of Normandy Mining Limited from 1987 to 2002.

Director of Genesis Emerging Markets Ltd.

Richard T. O’Brien (55)	2007
President and Chief Executive Officer of Newmont since July 2007. President and Chief Financial Officer of Newmont from April 2007 to July 2007; Executive Vice President and Chief Financial Officer during 2006 and 2007 and Senior Vice President and Chief Financing Officer from 2005 to 2006. Executive Vice President and Chief Financial Officer and Senior Vice President and Chief Financial Officer of AGL Resources from 2001 to 2005.

Director of Inergy Holdings, L.P. and Vulcan Materials Company.

John B. Prescott (69)	2002
Chairman of Queensland Rail Limited since 2006. Retired Chairman of ASC Pty Ltd from 2000 to 2009. Retired executive of The Broken Hill Proprietary Company Limited (now BHP Billiton Ltd), and Managing Director and Chief Executive Officer thereof from 1991 to 1998. Director of Normandy Mining Limited from 1999 to 2002.

Donald C. Roth (66)	2004
Managing Partner of EMP Global LLC, an international private equity firm, since 1992. Member of Advisory Committee to the National Treasury Management Agency, and Commissioner of Ireland’s National Pension Reserve Fund. Vice President and Treasurer of the World Bank from 1988 to 1992.

Director of ISEQ Exchange Traded Fund Public Limited Company.

James V. Taranik (69)	1986
Regents Professor and Arthur Brant Endowed Chair for Exploration Geophysics at the University of Nevada, Reno (“UNR”) from July 1, 1998 to present. Director of the Mackay School of Earth Sciences and Engineering from January 2004 to August 2009. Dean of Mackay School of Mines at UNR, from July 1, 1982 to 1987, and February 2003 to January 2004. President and Chief Executive Officer Emeritus of Desert Research Institute (“DRI”), University and Community College System of Nevada, an environmental research organization, from 1987 to 1998. Emeritus President of DRI from 1998 to present.

Simon R. Thompson (50)	2008
Executive for the Anglo American group from 1995 to 2007; Executive Director of Anglo American plc from 2005 to 2007; Non-Executive Director of AngloGold Ashanti Ltd (South Africa) from 2004 to 2008; and Non-Executive Director of United Company Rusal (Russia) from 2007 to 2009.

Non-Executive Director of Sandvik AB (Sweden) and AMEC plc (United Kingdom).

Board Recommendation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ALL OF THE FOREGOING NOMINEES AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXIES NAMED THEREON INTEND SO TO VOTE.

Director Nomination Process and Review of Director Nominees.

We have established a process for identifying and nominating director candidates that has resulted in the election of a highly-qualified and dedicated Board of Directors. The following is an outline of the process for nomination of candidates for election to the Board: (a) the Chief Executive Officer, the Corporate Governance and Nominating Committee or other members of the Board of Directors identify the need to add new Board members, with careful consideration of the mix of qualifications, skills and experience represented on the Board of Directors; (b) the Chairman of the Corporate Governance and Nominating Committee coordinates the search for qualified candidates with input from management and other Board members; (c) the Corporate Governance and Nominating Committee engages a candidate search firm to assist in identifying potential nominees, if it deems such engagement necessary and appropriate; (d) selected members of management and the Board of Directors interview prospective candidates; and (e) the Corporate Governance and Nominating Committee recommends a nominee and seeks full Board endorsement of the selected candidate, based on its judgment as to which candidate will best serve the interests of Newmont’s stockholders.

The Board of Directors has determined that directors should possess the following minimum qualifications: (a) the highest personal and professional ethics, integrity and values; (b) commitment to representing the long-term interest of the stockholders; (c) broad experience at the policy-making level in business, government, education, technology or public interest; and (d) sufficient time to effectively fulfill duties as a Board member. The Corporate Governance and Nominating Committee considers any candidates submitted by stockholders on the same basis as any other candidate. Any stockholder proposing a nomination should submit such candidate’s name, along with curriculum vitae or other summary of qualifications, experience and skills to the Secretary, Newmont Mining Corporation, 6363 South Fiddlers Green Circle, Greenwood Village, Colorado 80111 USA.

Newmont considers diversity, age and skills in deciding on nominees. The Corporate Governance and Nominating Committee considers a broad range of diversity, not limited to merely race, gender or national origin, but considering all relevant background and experience. We consider this through discussions at the Corporate Governance and Nominating Committee meetings. In evaluating a director candidate, the Corporate Governance and Nominating Committee considers factors that are in the best interests of the Company and its stockholders.

Director Skills and Qualifications.

In addition to meeting the minimum qualifications set out by the Board of Directors, each nominee also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including board service, corporate governance, compensation, executive management, private equity, finance, mining, operations, manufacturing, marketing, government, law, international business and health, safety, environmental and social responsibility.

The following table sets forth information as to each nominee the qualifications, attributes or skills that led the Board of Directors to conclude that such person should be nominated to serve as a member of the Board of Directors of the Company (which should be read in conjunction with the background and experience of each nominee set forth in the table above):

Skills and Qualifications

Glen A. Barton
CEO/Executive Management Skills
Experience as former Chairman, Director and Chief Executive Officer of Caterpillar Inc., a publicly-traded company, from 1999 to 2004, and other senior executive positions noted in the table above.
Financial Expertise
Prior service on the Audit Committee of the Board of Directors of Inco Ltd. and financial oversight experience in senior executive roles.
International Experience
Prior service on the International Committee of the Board of Directors of Valmont Industries, Inc. and experience as a senior executive of an international corporation, Caterpillar Inc.
Compensation Expertise
Prior service on the Company’s Compensation Committee, including as Chairman, and participation in compensation, benefits and related decisions in senior executive roles.
Board Experience
Prior service on the Company’s Board of Directors, as well as on the boards of several other companies, including Caterpillar Inc., Valmont Industries, Inc. and Inco Ltd.

Vincent A. Calarco
CEO/Executive Management Skills
Experience as President and Chief Executive Officer of Crompton Corporation (now known as Chemtura Corporation), a publicly traded chemicals manufacturing company, from 1985 to 2004 and Chairman thereof from 1996 to 2004. Extensive experience working with Chief Executive Officer of the Company during his service as Non-Executive Chairman of Newmont from 2008 until the present.
Financial Expertise
Experience serving on the Company’s Audit Committee and as the Chairman of the Audit Committee of the Board of Directors of Consolidated Edison of New York. Extensive financial oversight experience in senior management roles.
International Experience
Extensive senior executive experience working with multinational operations at Crompton Corporation, which has global manufacturing facilities on five continents and conducts business in over 120 countries, as well as experience establishing inter-industry relationships and negotiating product safety regulations as Chairman of several chemical industry trade associations.
Operational and Industry Expertise
Extensive experience in the chemical industry, a process industry with similar operating characteristics and issues, and prior service on the Board of Directors of a copper mining company, Asarco Corporation.
Compensation Expertise
Prior service as Chairman of the Compensation Committee of Citadel Plastics and participation in compensation, benefits and related decisions in senior executive roles.
Board Experience
Prior service on the Company’s Board of Directors, as well as on the boards of several other companies, including Consolidated Edison, Inc.

Joseph A. Carrabba
CEO/Executive Management Skills
Experience as Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc. (formerly Cleveland-Cliffs Inc), a publicly-traded mining company, since May 2007, President and Chief Executive Officer thereof from 2006 to 2007 and other executive management positions noted in the table above.
Financial Expertise
Extensive financial management experience in senior executive roles.
Operational and Industry Expertise
Operational experience in the mining industry, including as former President and Chief Operating Officer of Cliffs Natural Resources Inc., former President and Chief Operating Officer of Diavik Diamond Mines, Inc. and former General Manger of Weipa Bauxite Operation of Comalco Aluminum. Awarded a Bachelor’s Degree in Geology from Capital University.
International Experience
Extensive senior executive experience working with multinational mining operations, including with Cliffs Natural Resources Inc., which has operations in North America, Australia, Latin America and Asia.
Health, Safety, Environmental and Social Responsibility Experience
Experience serving on the Company’s Operations and Safety Committee and the Environmental and Social Responsibility Committee.
Board Experience
Prior service on the Company’s Board of Directors, as well as on the boards of several other companies, including Cliffs Natural Resources Inc. and KeyCorp.

Noreen Doyle
Financial Expertise
Extensive experience in banking and finance at Bankers Trust Company and at the European Bank for Reconstruction and Development (“EBRD”), including experience as head of risk management and head of banking at EBRD. Experience serving on the Company’s Audit Committee and the Audit Committees of the Board of Directors of QinetiQ Group plc and Rexam PLC.
International Experience
Extensive senior executive experience working with businesses, global and local, and governments throughout eastern Europe and the former Soviet Union.
Board Experience
Prior service on the Company’s Board of Directors, as well as on the boards of several other companies, including Credit Suisse, QinetiQ plc and Rexam PLC.

Veronica M. Hagen
CEO/Executive Management Skills
Experience as Chief Executive Officer of Polymer Group, Inc., a publicly-traded company, since April 2007, President and Chief Executive Officer of Sappi Fine Paper North America from 2004 to 2007.
Industry and Operational Expertise
Extensive mining industry experience, including in executive positions with Alcoa, Inc., an international aluminum producer, for over 10 years, including as former Vice President and Chief Customer Officer and former Vice President, Alcoa North American Extrusions.
International Experience
Extensive senior executive experience including Chief Executive Officer of Polymer Group Inc., a company operating manufacturing facilities in seven countries.
Health, Safety, Environmental and Social Responsibility Experience
Experience serving on the Company’s Operations and Safety Committee and the Environmental and Social Responsibility Committee.
Board Experience
Prior service on the Company’s Board of Directors, as well as on the boards of several other companies, including Southern Company.

Michael S. Hamson
CEO/Executive Management Skills
Experience as Chairman, Hamson Consultants Pty Ltd, a consulting company, since 1987 and former Joint Chairman and Chief Executive Officer of McIntosh Hamson Hoare Govett Limited (now Merrill Lynch Australia) from 1972 to 1986.
Financial Expertise
Experience serving on the Company’s Audit Committee, the Audit Committee of the Board of Directors of Genesis Emerging Markets Fund Ltd., membership in the Charter Accountants Institute and financial management experience in senior executive roles.
Legal Expertise
Extensive experience as practicing lawyer in multiple jurisdictions.
Industry and Operational Expertise
Experience as Director and Deputy Chairman of Normandy Mining Limited from 1987 to 2002.
International Experience
Extensive senior executive experience working in global banking activities with McIntosh Hamson Hoare Govett Limited.
Board Experience
Prior service on the Company’s Board of Directors, as well as on the boards of several other companies, including Genesis Emerging Markets Fund Ltd.

Richard T. O’Brien
CEO/Executive Management Skills
President and Chief Executive Officer of the Company since July 2007 and other senior executive positions noted in the table above.
Financial Expertise
Extensive financial management experience in executive roles, including as President and Chief Financial Officer of the Company from April 2007 to July 2007, Executive Vice President and Chief Financial Officer during 2006 and 2007 and Senior Vice President and Chief Financial Officer from 2005 to 2006, as well as Executive Vice President and Chief Financial Officer and Senior Vice President and Chief Financial Officer of AGL Resources from 2001 to 2005. Experience serving on the Audit Committees of Inergy Holdings, L.P. and Vulcan Materials Company. Awarded a Bachelor of Arts degree in economics from the University of Chicago.
Industry and Operational Experience
Over 20 years of broad financial and operational experience in the energy, power and natural resources businesses.
International Experience
Extensive senior executive experience working with the Company’s multinational mining operations.
Compensation Expertise
Participation in compensation, benefits and related decisions in senior executive roles.
Legal Expertise
Awarded a Doctor of Jurisprudence degree from Lewis and Clark College, Northwestern School of Law.
Board Experience
Prior service on the Company’s Board of Directors, as well as on the boards of several other companies, including Inergy Holdings, L.P. and Vulcan Materials Company.

John B. Prescott
CEO/Executive Management Skills
Experience as acting Chairman of Queensland Rail Limited since 2006, retired Chairman of ASC Pty Ltd from 2000 to 2009, former Managing Director and Chief Executive Officer of The Broken Hill Proprietary Company Limited from 1991 to 1998 and other executive management positions noted in the table above.
Financial Expertise
Extensive financial management experience in executive roles and served on the Audit Committee of the Board of Directors of Queensland Rail Limited.
Industry and Operational Experience
Experience in the mining industry as a senior executive with The Broken Hill Proprietary Company Limited, a natural resource company, and as a former director of Normandy Mining Limited, a mining company.
International Experience
Extensive senior executive experience working with multinational mining operations.
Compensation Expertise
Experience serving on the Company’s Compensation Committee and participation in compensation, benefits and related decisions in senior executive roles.
Health, Safety, Environmental and Social Responsibility Experience
Experience serving on the Company’s Operations and Safety Committee, including as Chairman, and the Environmental and Social Responsibility Committee.
Board Experience
Prior service on the Company’s Board of Directors, as well as on the boards of several other companies, including Normandy Mining Limited from 1999 to 2002.

Donald C. Roth
Financial Expertise
Extensive financial management experience in various roles, including as former Vice President and Treasurer of the World Bank from 1988 to 1992, as Chairman of the Audit Committee of Ireland’s National Pension Reserve Fund, and other executive management positions noted in the table above.
International Experience
Extensive experience in international investment banking and capital markets.
Compensation Expertise
Experience serving as a member of the Company’s Compensation Committee, including as Chairman. Participation in compensation, benefits and related decisions in senior executive roles.
Board Experience
Prior service on the Company’s Board of Directors, as well as on the boards of several other companies, including ISEQ Exchange Traded Fund Public Limited Company.

James V. Taranik
Industry Expertise
Expert in the applications of economic geology and geophysical technology. Serving as Regents Professor and Arthur Brant Endowed Chair for Exploration Geophysics of the Mackay School of Earth Sciences and Engineering, in the College of Science, at the University of Nevada, Reno and experience in other positions noted in the table above.
Health, Safety, Environmental and Social Responsibility Experience
Experience acting as President and Chief Executive Officer Emeritus of Desert Research Institute, University and Community College System of Nevada, an environmental research organization, since 1998 and serving on the Company’s Environmental and Social Responsibility Committee, including as past Chairman, and on the Company’s Operations and Safety Committee.
Board Experience
Prior service on the Company’s Board of Directors, as well as on the boards of several other companies.

Simon R. Thompson
Financial Expertise
Over 15 years experience in merchant and investment banking and financial management experience in executive roles. Service on the Audit Committee of the Board of Directors of AMEC plc.
International Experience
Extensive experience in international investment banking, as well as multinational mining experience with Anglo American, which operates in Africa, Europe, South and North America, Australia and Asia.
Industry and Operational Experience
Over 15 years experience in the mining industry, including as former Chief Executive of Anglo Base, the base metals mining division of Anglo America, and other positions noted in the table above. Awarded a Masters Degree in Geology from Oxford University.
Health, Safety, Environmental and Social Responsibility Expertise
Experience acting as Chairman of the Health, Safety and Environmental Committee of United Company Rusal and serving on the Company’s Operations and Safety Committee and as Chairman of the Environmental and Social Responsibility Committee.
Board Experience
Prior service on the Company’s Board of Directors, as well as on the boards of several other companies, including Sandvik AB and AMEC plc.

Independence of Directors.

The Board affirmatively determines the independence of each director and each nominee for election as director. For each individual deemed to be independent, the Board has determined (a) that there is no relationship with the Company, or (b) the relationship is immaterial. The Board has considered the independence standards of the New York Stock Exchange and adopted more stringent categorical independence standards described below.

The Board has determined that the relationships that fall within the standards described in its independence standards are categorically immaterial. As such, provided that no law, rule or regulation precludes a determination of independence, the following relationships are not considered to be material relationships with the Company for purposes of assessing independence: service as an officer, director, employee or trustee or greater than five percent beneficial ownership in (i) a supplier of goods or services to the Company if the annual sales to the Company are less than $1 million or two percent of the gross revenues or sales of the supplier, whichever is greater; (ii) a lender to the Company if the total amount of the Company’s indebtedness is less than one percent of the total consolidated assets of the lender; (iii) a charitable organization if the total amount of the Company’s total annual charitable contributions to the organization is less than $1 million or two percent of that organization’s total annual gross receipts (excluding any amounts received through the Company’s employee matching program for charitable contributions), whichever is greater; or (iv) any relationship arising out of a transaction, or series of transactions, in which the amount involved is less than $60,000.

In making its independence determinations, the Board considered the circumstances described below.

Mr. Hamson is a director of Genesis Emerging Markets Ltd. The committee administering the investment of Company funds for its pension plan selected one of the Genesis Emerging Market funds as one investment in its portfolio. This relationship meets categorical independence standard (i) above.

Dr. Taranik retired as Director of the Mackay School of Earth Sciences and Engineering in August 2009 and returned full-time to his position as Regents Professor in the Department of Earth Sciences and Engineering, in the College of Science, at the University of Nevada, Reno (“UNR”). The Company donated $200,000 to the University of Nevada Foundation for mining engineering education in the Department of Mining Engineering at UNR. Dr. Taranik is not a director, trustee, or employee of the University of Nevada Foundation. The Company’s donation to the University of Nevada Foundation constituted less than 2% of the Foundation’s charitable receipts in 2009. The Company’s donation reflects its strong interest in promoting mining engineering education at universities that produce engineers for its workforce, and Nevada is one of our major core operating regions. The Board of Directors has considered these circumstances and determined that the donation does not constitute a material relationship with the Company that would affect independence.

Mr. Thompson is a director of Sandvik AB, an international engineering group that provides certain products to the Company including certain mining equipment for rock excavation. Mr. Thompson also is a director of AMEC plc, an international engineering and project management company, which provides certain consulting services to the Company. These relationships both meet the categorical independence standard (i) above.

Based on the foregoing analysis, the Board determined that the following directors are independent:

Glen A. Barton Vincent A. Calarco Joseph A. Carrabba Noreen Doyle Veronica M. Hagen Michael S. Hamson	Robert J. Miller John B. Prescott Donald C. Roth James V. Taranik Simon R. Thompson

In addition, based on these standards, the Board has affirmatively determined that Richard T. O’Brien is not independent because he is President and Chief Executive Officer of the Company.

Stock Ownership of Directors and Executive Officers.

As of February 22, 2010, the directors and executive officers of the Company as a group beneficially owned, in the aggregate, 1,100,766 shares of the Company’s outstanding capital stock, constituting, in the aggregate, less than 1% of the Company’s outstanding capital stock.

No director or executive officer beneficially owned (a) more than 1% of the outstanding shares of Newmont Common Stock or Newmont Exchangeable Shares, or (b) shares voting power in excess of 1% of the voting power of the outstanding capital stock of the Company. Each director and executive officer has sole voting power and dispositive power with respect to all shares beneficially owned by them, except as set forth below.

The following table sets forth the beneficial ownership of Newmont Common Stock as of February 22, 2010 held by (a) each current director and nominee; (b) the Chief Executive Officer, the Chief Financial Officer and each of the other highly compensated executive officers (the “Named Executive Officers”); and (c) all current directors and executive officers as a group. The address for each of the named individuals below is c/o Newmont Mining Corporation, 6363 South Fiddlers Green Circle, Greenwood Village, Colorado 80111 USA.

					Beneficial
Name of	Shares	Restricted	401(k)	Option	Ownership
Beneficial Owner	Owned	Stock(2)	Plan(3)	Shares(4)	Total

Non-Employee Directors(1)
Glen A. Barton	13,796	–0–	–0–	2,925	16,721
Vincent A. Calarco	14,745	–0–	–0–	–0–	14,745
Joseph A. Carrabba	7,565	–0–	–0–	–0–	7,565
Noreen Doyle	9,880	–0–	–0–	–0–	9,880
Veronica M. Hagen	9,880	–0–	–0–	–0–	9,880
Michael S. Hamson(5)	17,423	–0–	–0–	–0–	17,423
Robert J. Miller	7,879	–0–	–0–	–0–	7,879
John B. Prescott(6)	16,080	–0–	–0–	–0–	16,080
Donald C. Roth	11,140	–0–	–0–	–0–	11,140
James V. Taranik	19,189	–0–	–0–	–0–	19,189
Simon R. Thompson	7,995	–0–	–0–	–0–	7,995

Named Executive Officers
Richard T. O’Brien	36,170	144,900	1,080	145,831	327,981
Russell Ball	7,834	9,190	1,323	67,081	85,428
Randy Engel	4,133	7,789	2,873	37,915	52,710
Brian Hill	5,622	11,249	–0–	6,666	23,537
Guy Lansdown	11,056	9,219	564	25,832	46,671
All directors and executive officers as a group, including those named above (24 persons)	252,467	224,714	16,839	606,746	1,100,766

(1)	For 2009, director stock units were awarded to all non-employee directors under the 2005 Stock Incentive Plan, except Gov. Miller received Newmont Common Stock. The director stock units represent the right to receive shares of Newmont Common Stock and are immediately fully vested and non-forfeitable. The holders of director stock units do not have the right to vote the underlying shares; however, the director stock units accrue dividend equivalents, which are paid at the time the common shares are issued. Upon retirement from the board of directors, the holder of director stock units is entitled to receive one share of Newmont Common Stock for each director stock unit.
(2)	Restricted Stock Awards (RSAs) of Newmont Common Stock were awarded under the Company’s 2005 Stock Incentive Plan. RSAs can be voted, but are subject to forfeiture risk and other restrictions. In 2009, the Company granted the Named Executive Officers Restricted Stock Units (RSUs), instead of Restricted Stock Awards. The RSUs do not have voting rights until vesting, and the RSUs are subject to forfeiture risk and other restrictions. The RSUs accrue dividend equivalents, which are paid at the time the units vest. RSUs vesting within 60 days after February 22, 2010 are included in this column as follows: Richard T. O’Brien, 11,808 RSUs; Russell Ball, 3,406 RSUs, Randy Engel, 2,961 RSUs; Brian Hill, 3,146 RSUs; Guy Lansdown, 3,491 RSUs; and all executive officers as a group, 37,033 RSUs.
(3)	Equivalent shares of Newmont Common Stock held by the trustee in the Company’s Retirement Savings Plan. Each participant in such plan instructs the trustee as to how the participant’s shares should be voted.
(4)	Shares of Newmont Common Stock that the directors or executive officers have the right to acquire through stock option exercises within 60 days after February 22, 2010.
(5)	Mr. Hamson’s ownership includes 2,421 shares of Newmont Common Stock held in trust for Mr. Hamson’s Superannuation Fund, and 4,943 shares of Newmont Common Stock held in trust for Mr. Hamson’s spouse in her Superannuation Fund. Mr. Hamson shares voting and investment power with his spouse.
(6)	Mr. Prescott’s ownership includes 6,021 shares of Newmont Common Stock held in trust for Mr. Prescott’s Superannuation Fund. Mr. Prescott’s spouse is also a director of the trust. Mr. Prescott shares voting and investment power with his spouse.

Stock Ownership of Certain Beneficial Owners.

The following table sets forth information with respect to each person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities. The share information contained herein is based on investor filings with the SEC pursuant to Section 13(d) of the Securities Exchange Act of 1934.

		Amount and
	Title of	Nature of		Percentage
Name and Address of Beneficial Owner	Class	Beneficial Ownership		of Class

Blackrock, Inc.	Common Stock	44,784,906	(1)	9.31%
40 East 52nd Avenue
New York, NY 10022
Capital World Investors, a Division of Capital Research and Management Company	Common Stock	43,513,000	(2)	9.1%
333 South Hope Street
Los Angeles, CA 90071

(1)	As of December 31, 2009, Blackrock, Inc. and its affiliates had sole power to vote and dispose of 44,784,906 shares (9.31%) of Newmont Common Stock.
(2)	As of December 31, 2009, Capital World Investors, a Division of Capital Research and Management Company (“CRMC”) beneficially owned 43,513,000 shares of Newmont Common Stock. Capital World Investors is deemed to be the beneficial owner of such shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World Investors reported that it had sole power to vote 23,365,000 shares, and sole power to dispose of all such shares. It did not share power to vote or to dispose of any shares. It disclaimed beneficial ownership of all reported shares.

Directors Compensation.

The annual compensation for non-employee directors for their service on the Board of Directors for 2009 and the anticipated annual compensation for such service for 2010 are as follows:

Annual Retainer:	$80,000 for each Director
$15,000 for the Chairman of the Audit Committee
$5,000 for each Audit Committee Member
$15,000 for the Chairman of the Compensation Committee
$10,000 for the Chairman of each Standing Committee, other than the Chairman of the Audit Committee and Compensation Committee
$225,000 for the Non-Executive Chairman of the Board
Attendance Fees:	$2,000 for each Committee Meeting No meeting fees for board meetings, except $2,000 for every meeting in excess of 15 per year
Stock Award:	$120,000 of Newmont Common Stock or director stock units each year under the 2005 Stock Incentive Plan. The fair market value is determined on the award date, the first business day following election by the Board or re-election at the Company’s Annual Meeting.

The following table shows the compensation paid to the Company’s non-employee directors for the year ended December 31, 2009:

2009 Directors Compensation

	Fees Earned or
	Paid in Cash	Stock Awards(2)	Total
Name(1)	($)	($)	($)

Glen A. Barton	$123,000	$120,000	$243,000
Vincent A. Calarco	$344,000	$120,000	$464,000
Joseph A. Carrabba	$96,000	$120,000	$216,000
Noreen Doyle	$110,000	$120,000	$230,000
Veronica M. Hagen	$98,000	$120,000	$218,000
Michael S. Hamson	$95,000	$120,000	$215,000
Robert J. Miller	$98,000	$120,000	$218,000
John B. Prescott	$118,000	$120,000	$238,000
Donald C. Roth	$106,000	$120,000	$226,000
James V. Taranik	$108,000	$120,000	$228,000
Simon R. Thompson	$86,000	$120,000	$206,000

(1)	Mr. O’Brien is not shown in this table because his compensation is shown in the Summary Compensation Table.
(2)	For 2009, all non-employee directors elected to receive $120,000 in the form of director stock units except for Gov. Miller who elected to receive his award in the form of the Company’s common stock. Amounts shown represent dollar amounts recognized for 2009 for financial statement reporting purposes under Statement of Financial Accounting Standard No. 123R. The number of shares of common stock was calculated based on the fair value of the Company’s common stock on the grant date by taking the average of the high and low sales prices for a share of common stock on the New York Stock Exchange for such date, as reported by Bloomberg Professional, the independent commercial reporting service selected by the Compensation Committee of the Board of Directors. There are no other assumptions made in the valuation of the stock awards.

Outstanding Awards. The following table shows outstanding equity compensation for all non-employee directors of the Company as of December 31, 2009:

	Option Awards			Stock Awards
				Aggregate	Market Value
	Aggregate	Option		Director	of Outstanding
	Stock Options	Exercise	Option	Stock Units	Director Stock
	Outstanding(1)	Price	Expiration	Outstanding	Units
Name	(#)	($)	Date	(#)	($)

Glen A. Barton	1,334	$28.11	5/16/2012	7,058	$333,914
	1,591	$23.57	11/21/2012	—	—
Vincent A. Calarco	—	—	—	10,059	$475,891
Joseph A. Carrabba	—	—	—	7,565	$357,900
Noreen Doyle	—	—	—	9,880	$467,423
Veronica M. Hagen	—	—	—	9,880	$467,423
Michael S. Hamson	—	—	—	10,059	$475,891
Robert J. Miller	—	—	—	1,303	$61,645
John B. Prescott	—	—	—	10,059	$475,891
Donald C. Roth	—	—	—	10,059	$475,891
James V. Taranik	—	—	—	10,059	$475,891
Simon R. Thompson	—	—	—	7,995	$378,243

(1)	Mr. Barton was granted options under the terms of a prior non-employee director compensation program. The Company no longer grants stock options to non-employee directors.

Retirement. The Company has no current retirement plan for non-employee directors, but certain non-employee directors serving on the Board have been grandfathered under the previous plan. On retirement from the Board of Directors at any time after attaining age 65, a non-employee director who was serving on the Board of Directors on January 27, 1999 and who has served for at least ten consecutive years as a director of the Company is entitled to be paid an annual sum of $50,000 for life.

Robert J. Miller, a director of Newmont since 1999, was grandfathered under the Company’s previous retirement plan. He will attain age 65 on March 30, 2010, with more than ten years of consecutive service to the Board and will not stand for re-election at the Annual Meeting. Pursuant to the previous retirement plan, an annual sum of $50,000 per annum will be paid to him for life.

Share Ownership Guidelines. All directors are encouraged to have a significant long-term financial interest in the Company. To encourage alignment of the interests of the directors and the stockholders, each director is expected to own, or acquire within three years of becoming a director, shares of Newmont Common Stock having a market value of three times the annual cash retainer payable under the Company’s director compensation policy. All directors meet the share ownership guidelines.

Compensation Consultant. The Board of Directors has engaged Frederic W. Cook & Co. during 2009 to assist in the evaluation of independent director compensation. The Compensation Charter provides that the committee has sole authority to retain and terminate a compensation consultant, including sole authority to approve the compensation consultant’s fees and other retention terms.

Committees of the Board of Directors and Attendance.

Attendance at Meetings. During 2009, the Board of Directors held 11 meetings. Each incumbent director attended 75% or more of all meetings of the Board of Directors and committees of the Board of Directors on which he or she served. It is the policy and practice of the Company that nominees for election at the Annual Meeting of Stockholders attend the meeting. All of the board members at the time of the 2009 Annual Meeting of Stockholders held on April 29, 2009, attended the meeting.

Board Committees. The Board of Directors has, in addition to other committees, Audit; Compensation; Corporate Governance and Nominating; Operations and Safety; and Environmental and Social Responsibility Committees. All members of these five committees are independent, as defined in the listing standardsof the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Each Committee
functions under a written charter adopted by the board and are available on our website at http://www.newmont.com/our-investors/our-governance.

Audit			Meetings
Committee Members		Functions of the Committee	in 2009

Noreen Doyle, Chair Vincent A. Calarco Michael S. Hamson	•	please refer to “Audit Committee Report” on page 55	5

Compensation			Meetings
Committee Members		Functions of the Committee	in 2009

Glen A. Barton, Chairman(1) John B. Prescott(2)	•	determines the components and compensation of the Company’s key employees, including its executive officers	9
Donald C. Roth	•	administers (determines) awards of stock based compensation, including stock options, restricted stock and restricted stock units, which are subject to ratification by the full board of directors
	•	please refer to “Report of the Compensation Committee on Executive Compensation” and the “Compensation, Discussion and Analysis” on pages 22 and 23-39, respectively.

(1)	Effective January 1, 2010, Donald C. Roth was appointed Chairman of the Compensation Committee.
(2)	Effective January 1, 2010, Veronica M. Hagen was appointed a member of the Compensation Committee and John C. Prescott was no longer a member of such Committee.

Corporate Governance
and Nominating			Meetings
Committee Members		Functions of the Committee	in 2009

Vincent A. Calarco, Chairman Glen A. Barton	•	proposes slates of directors to be nominated for election or re-election	4
Robert J. Miller(1)	•	proposes slates of officers to be elected
Donald C. Roth	•	conducts annual board and committee evaluations
	•	conducts evaluations of the performance of the chief executive officer and management developments
	•	responsible for recommending amount of director compensation
	•	advises board of corporate governance issues

Operations and Safety			Meetings
Committee Members		Functions of the Committee	in 2009

John B. Prescott, Chairman Joseph A. Carrabba	•	assists the board in its oversight of operations and safety issues	4
Veronica M. Hagen James V. Taranik Simon R. Thompson	•	administers the Company’s policies, processes, standards and procedures designed to accomplish the Company’s goals and objectives relating to these issues

Environmental and
Social Responsibility			Meetings
Committee Members		Functions of the Committee	in 2009

James V. Taranik, Chairman(2) Joseph A. Carrabba Veronica M. Hagen(3)	•	assists the board in its oversight of sustainable development, environmental affairs, community relations and communications issues	5
Robert J. Miller(1) John B. Prescott	•	administers the Company’s policies, processes, standards and procedures designated to accomplish the Company’s goals and objectives relating to these issues

(1)	Effective as of the date of the Annual Meeting, Robert J. Miller will no longer serve as a board committee member as he has decided to retire from his service on the Board of Directors and not to stand for re-election at the Annual Meeting. The Board of Directors expects to reduce the size of the Corporate Governance and Nominating Committee to 3 members and the Environmental and Social Responsibility Committee to 4 members, effective when Governor Miller ceases to be a director.
(2)	Effective January 1, 2010, Simon R. Thompson was appointed Chairman of the Environmental and Social Responsibility Committee.
(3)	Effective January 1, 2010, Veronica M. Hagen is no longer a member of the Environmental and Social Responsibility Committee.

Corporate Governance.

Corporate Governance Guidelines and Charters. The Company has adopted Corporate Governance Guidelines that outline important policies and practices regarding the governance of the Company. In addition, each of the committees has adopted a charter outlining responsibilities and operations. The Corporate Governance Guidelines and the charters are available on our website at http://www.newmont.com/our-investors/our-governance.

Board Leadership and Independent Chairman. The Board of Directors selects the Chairman of the Board in the manner and upon the criteria that it deems best for the Company at the time of selection. The Board of Directors does not have a prescribed policy on whether the roles of the Chairman and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of the combination of the positions. At all times, the Board of Directors has either a Non-Executive Chairman or lead director of the Board, which Chairman or lead director will meet the Company’s independence criteria and will be elected annually by the independent members of the Board of Directors.

Before 2008, the positions of Chairman of the Board and Chief Executive Officer were held by a single person. Due to the potential efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board and the long tenure of the Chief Executive Officer, the Board of Directors determined that the interests of the Company and its stockholders were best served by the leadership and direction provided by a single person as

Chairman and Chief Executive Officer. In 2007, the Board of Directors considered a shareholder proposal included in the 2007 Proxy Statement regarding the separation of such roles. The Board agreed to separate the roles as of January 1, 2008 in response to the stockholder vote and the Board’s determination regarding what was in the best interest of the Company at such time. The Board will continue to evaluate whether this leadership structure is in the best interests of the stockholders on a regular basis.

Beginning January 2008, and again in January 1, 2009, the independent members of the Board of Directors elected an independent Non-Executive Chairman, Vincent A. Calarco, for a one-year term. Mr. Calarco was re-elected, effective January 1, 2010, for a third one-year term. Mr. Calarco presides at independent directors sessions scheduled at each regular Board meeting. The Non-Executive Chairman serves as liaison between the Chief Executive Officer and other independent directors, approves meeting agendas and schedules and notifies other members of the Board of Directors regarding any significant concerns of stockholders or interested parties of which he or she becomes aware. The Non-Executive Chairman presides at stockholders meetings and provides advice and counsel to the Chief Executive Officer.

Board Oversight of Risk Management. The Board of Directors is engaged in company-wide risk management oversight. Directors are entitled to rely on management and the advice of the Corporation’s outside advisors and auditors, but must at all times have a reasonable basis for such reliance. The Board of Directors relies upon the Chief Executive Officer and Chief Financial Officer to supervise the day-to-day risk management, each of whom provide reports directly to the Board of Directors and certain Board Committees, as appropriate. The Company has a global Enterprise Risk Management team, led by the Company’s Vice President and Treasurer. The Enterprise Risk Management team’s objectives include conducting the compensation risk assessment and reporting the process and findings to the Audit Committee and the Compensation Committee regularly, and to the full Board of Directors on at least an annual basis.

The Board of Directors also delegates certain oversight responsibilities to its Board Committees. For a description of the functions of the various Board Committees, see “Board Committees” above. For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company, the Audit Committee provides risk oversight with respect to the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence, and the performance of the Company’s internal audit function. Additionally, the Compensation Committee provides risk oversight with respect to the Company’s compensation program. For a discussion of the Compensation Committee and Enterprise Risk Management team’s assessments of compensation-related risks, see “Compensation Discussion and Analysis—Risk Assessment.” The Operations and Safety Committee provides oversight and direction with regard to safety and operating risks. The Environmental and Social Responsibility Committee provides oversight and direction with respect to environmental, social responsibility and community relations risks.

Communications with Stockholders or Interested Parties. Any stockholder or interested party who desires to contact the Company’s Chairman, the non-management directors as a group or the other members of the Board of Directors may do so by writing to the Secretary, Newmont Mining Corporation, 6363 South Fiddlers Green Circle, Greenwood Village, Colorado 80111 USA. Any such communication should state the number of shares owned, if applicable. The Secretary will forward to the Chairman any such communication addressed to him, the non-management directors as a group or to the Board of Directors generally, and will forward such communication to other board members, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, auditing or fraud will be forwarded immediately to the Chairman of the Audit Committee.

Majority Voting Policy. If a nominee for director does not receive the vote of at least a majority of votes cast at an Annual Meeting of Stockholders, it is the policy of the Board of Directors that the director must tender his or her resignation to the Board. In such a case, the Corporate Governance and Nominating Committee will make a recommendation to the Board, and the independent members of the Board will determine, whether to accept or reject the tendered resignation, taking into account all of the facts and circumstances. The director who has tendered his or her resignation will not take part in the deliberations. The Board will publicly disclose its decision within 90 days following the date of certification of the election results.

Retirement Age. The Company’s retirement policy for non-employee directors provides that, except at the request of the Board of Directors, no non-employee director may stand for reelection to the Board after reaching age 72.

Code of Business Ethics and Conduct. Newmont has adopted a Code of Business Ethics and Conduct (the “Code”) applicable to all of its directors, officers and employees, including the Chief Executive Officer, the
Chief Financial Officer, the Chief Accounting Officer and other persons performing financial reporting functions. The Code is available on our website at http://www.newmont.com/our-investors/our-governance. The Code is designed to deter wrongdoing and promote (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code. The Company will disclose any amendments to, or waivers from, certain provisions of the Code that apply to the Company’s directors or executive officers within four days of such event on Form 8-K.

Related Person Transactions. The Board has adopted written policies and procedures for approving related person transactions. Any transaction with a related person, other than transactions available to all employees generally or involving aggregate amounts of less than $120,000 must be approved or ratified by the Audit Committee, the Compensation Committee for compensation matters or disinterested members of the Board. The policies apply to all executive officers, directors and their family members and entities in which any of these individuals has a substantial ownership interest or control. One transaction with a related person has been approved in accordance with the policies: the donation for the benefit of the Mackay School of Earth Sciences and Engineering, Dr. Taranik’s employer, described on page 13.

Report of the Compensation Committee on Executive
Compensation

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed entirely of directors who are not officers or employees of the Company or any of its subsidiaries, and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Compensation Committee has adopted a Charter that describes its responsibilities in detail and the Compensation Committee and Board review and assess the adequacy of the Charter on a regular basis. The Compensation Committee has the responsibility of taking the leadership role with respect to the Board’s responsibilities relating to compensation of the Company’s key employees, including the Chief Executive Officer, the Chief Financial Officer and the other executive officers. Additional information about the Compensation Committee’s role in corporate governance can be found in the Compensation Committee’s Charter, available on the Company’s web site at www.newmont.com under the Our Investors section.

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Discussion and Analysis is incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by the following members of the Compensation Committee of the Board of Directors:

Donald C. Roth, Chairman
Glen A. Barton
Veronica M. Hagen

Compensation Discussion and Analysis

Executive Summary.

Introduction. The Company is one of the world’s largest gold producers and the only gold company included in the Standard & Poor’s 500 Index. The Company’s share price is heavily influenced by gold prices and other commodity prices. Therefore, the Company’s executive compensation practices include components that drive performance within the control of the Company’s management as well as components that align Company management with share price performance in the long-term, which is often heavily influenced by gold, copper and other commodity prices, all with the goal of attraction and retention of key talent.

In 2009, the Board and Compensation Committee conducted a detailed analysis of executive compensation designed to: 1) assess the status of the Company’s executive compensation levels against numerous peer groups; 2) consider the desired target benchmark for total executive compensation levels; and 3) refine the long-term incentive compensation vehicles for 2010 to further align executive compensation with long-term Company performance.

Compensation Committee’s Process for Arriving at Compensation Decisions. The Chairman of the Committee sets the agenda for each meeting, in consultation with management representatives and other Compensation Committee members. The Chief Executive Officer, a human resources expert representative and a representative from the corporate legal department generally attend part of each Committee meeting. The role of management is to provide the Committee with perspectives on the business context and individual performance to assist the Committee in making its decisions. Experts in the Company’s Human Resources Department support the Compensation Committee by providing data and analyses on compensation items. Management is also responsible for keeping the minutes of Committee meetings. External compensation experts are invited to attend from time-to-time for consultation regarding specific topics. An executive session, without management present, is generally held at the end of each meeting. The independent members of the Board of Directors make all decisions regarding the Chief Executive Officer’s compensation in executive session, upon the recommendation of the Compensation Committee. The Chairman provides regular reports to the Board of Directors regarding actions and discussions at Committee meetings.

Since 2002, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”) to provide advice regarding trends in executive and director compensation, and for independent review of management proposals and other items that come before the Committee to assist the Compensation Committee in making its decisions. Cook & Co. has reviewed compensation philosophy, objectives, strategy, benchmark analyses and recommendations regarding executive officer compensation. Cook & Co. is engaged solely by the Compensation Committee, and provides no services or advice directly to management. Cook & Co. has not been given specific instructions regarding its services. In early 2009 management engaged John England with Towers Perrin (now Towers Watson) to aid in management’s review of executive officer competitive market pay positioning. Specifically, Towers Perrin provided survey data and recommendations regarding executive compensation levels to management.

When making compensation decisions for Named Executive Officers, the Compensation Committee considers factors beyond market data and the advice of consultants. The Compensation Committee considers the individual’s performance, tenure and experience, the performance of the Company overall, any retention concerns, the individual’s historical compensation and the compensation of the individual’s peers within the Company and market. There is no mandatory framework that determines which of these additional factors may be more or less important, and the emphasis placed on any of these additional factors may vary among the executive officers. While the Compensation Committee does have certain guidelines, goals, and tools that it uses to make its decisions, as explained below, the compensation process is not an exact science and does incorporate the judgment of the Compensation Committee. In making decisions for executives other than the Chief Executive Officer, the input and perspective of the Chief Executive Officer has a significant influence on the Compensation Committee’s decisions.

Compensation Components and Alignment to Compensation Goals. For 2009, the executive compensation program contained five basic elements, as shown below, along with a package of benefit plans designed to attract and retain key talent, drive performance within the control of Company management, and/or align Company management with share price performance in the long-term.

Components of Executive Compensation

Excluding base salary, all compensation components are at-risk, expressed as a percentage of base salary, and designed to drive performance within the control of Company management, and/or align Company management with long-term share price performance.

Compensation Components that Drive Performance Within the Control of Company Management:

•	Corporate Performance Bonus is based upon four publicly-reported Company performance metrics designed to measure and drive Company performance (Metrics: Gold Equity Ounces Sold, Gold Costs Applicable to Sales, Capital Expenditures and Gold Reserve and Non-Reserve Mineralization Additions).

•	Strategic Objectives Bonuses are based upon personal performance of each individual executive against strategic objectives set by the Compensation Committee designed to support the long-term sustainability and performance of the Company.

•	Financial Performance Stock Bonus is based upon a three-year rolling weighted average of the Corporate Performance Bonus metrics to drive Company performance over a longer period.

•	Stock Option Grants are based upon personal performance of each individual executive against strategic objectives set by the Compensation Committee, designed to support the long-term sustainability and performance of the Company.

Align Company Management with Share Price Performance in the Long-Term:

•	Grant of stock options that only deliver value to management in the event of increased share price following three-year vesting period; and

•	Ownership of stock through Financial Performance Stock Bonus creates management alignment with long-term share price value through the vesting period of Financial Performance Stock and stock ownership guidelines.

The Company recognizes that its share price is heavily influenced by the price of gold and other commodities, which are outside of the control of the Company and its leaders. Thus, as a way to balance that commodity fluctuation, the Company grants both stock options and financial performance stock bonuses (common stock and restricted stock units) to align the interests of management with the long-term interests of stockholders. This balanced approach means that management needs to achieve specific performance goals to earn the common stock and restricted stock units even in periods of positive gold price movement, and that the equity package continues to motivate performance in down-cycles as the common stock and restricted stock units retain value and have motivational impact even when gold prices are falling. At the same time, the use of stock options ensures that the highest rewards will only occur with an increasing share price.

Determination of Target Total Compensation.

Target Pay Levels Relative to Market and Competitive Benchmarking Analysis. In the past, the Compensation Committee generally targeted a total compensation program (including all components, but exclusive of benefits) at the 75th percentile of comparable market practices, with base salary targeted at the 62.5 percentile to emphasize at-risk compensation components. Within total target compensation, the Compensation Committee sought to balance the target compensation components at 40-50% short-term cash compensation (including salary) and 50-60% long-term equity compensation. However, at the end of 2008 and in 2009, a review of 2008 target compensation levels revealed that despite the Board’s consideration and general desire to approximate the 75th percentile total target compensation for the selected benchmark, total target compensation for the Named Executive Officers was well below the 75th percentile target pay positioning.

In 2009, the Compensation Committee conducted an in-depth analysis of the Company’s executive pay positioning. The Committee reviewed large survey data involving hundreds of companies from general industry in the $5-$10 billion revenue range as well as mining and natural resource sectors available in three firms’ survey materials, Towers Perrin, Mercer and HayGroup. These data indicated that the Company’s base salaries and target short-term incentives (cash bonus) opportunities were moderately below the desired levels of 62.5 percentile for base salary and the 75th percentile for target short-term incentives. As a result, in April 2009, the Compensation Committee increased the base salaries and target short-term incentives of the executives to approximate the 62.5 percentile for base salary and above the 50th percentile, but not always at the 75th percentile, for target short-term incentives for comparable positions in the large survey data. However, the large survey data indicated that the largest gap in the Company’s target compensation levels was in the area of target long-term incentive compensation. Rather than make any changes to the target long-term incentive compensation in April 2009, the Compensation Committee conducted further analysis of the gap in long-term incentive compensation, target pay positioning and peer data and deferred making any changes to target long-term incentive compensation until 2010, as explained on page 31.

Following the initial review of large survey data, the Compensation Committee spent considerable time selecting a mining and extractive industry peer group of companies with the aid of its independent compensation consultant, Frederic W. Cook & Co., Inc., and with input from management and its compensation consultant, Towers Perrin. In selecting the mining and extractive industry peer group, the Compensation Committee considered the complexity of the business of the potential peers and organizational size information, including revenue, net income, total assets, market capitalization and number of employees. Viewing the prior four quarters of organizational size for the selected peers, the Company ranked as follows: revenue 72%; net income 95%; total assets 59%; market capitalization 73%; and, employees 78% as of the time of the most recent review by the Committee. The fact that the Company falls between the 59th and 95th percentile of the selected peers in the areas of comparison demonstrates that the Compensation Committee identified a peer group in which Newmont is one of the larger entities to ensure that the peer data does not provide inflated compensation data. Below is the peer group selected by the Committee.

Agnico Eagle Mines Ltd	Goldcorp Inc	Consol Energy Inc
Anglogold Ashanti Ltd	Kinross Gold Corp	EOG Resources Inc
Barrick Gold Corp	Teck Resources Ltd	Peabody Energy Corp
Freeport-McMoran Copper and Gold Inc	Apache Corp	Talisman Energy Inc
Gold Fields Ltd	Chesapeake Energy Corp	Vulcan Materials Co

Upon selection of the mining and extractive industry peer group, the Compensation Committee reviewed proxy disclosure data (and publicly disclosed equivalent data for the non-U.S. based peers) of the peer group prepared by its independent consultant.

The peer group compensation data supported the conclusions from the larger survey data that the long-term incentive compensation of the Company’s senior executives was well below the previous target pay positioning of 75th percentile, and even well below 50th percentile for certain positions. The peer group data supported the April 2009 increases in base salary and target short-term incentives, which approximated the 50th percentile of the peer group data. As a result, the Compensation Committee decided to increase target long-term incentive compensation for 2010, not 2009, to the approximate 50% percentile of the peer group, with the potential to attain above 50th percentile long-term incentive compensation payout in the event of outstanding performance. The Compensation Committee adopted a new long-term incentive vehicle for 2010 called performance leveraged stock units, as described on page 31, along with a total target pay positioning philosophy of providing the opportunity to earn above 50th percentile total compensation for above-average performance.

In summary, 2009 was a year of analysis with target salaries set at the approximate 62.5 percentile of the large survey data, target short-term incentives set above the 50th percentile, but not always at the 75th percentile, of the large survey data and target long-term incentive compensation below the median of the large survey data and peer group data. While the collection of peer data is a factor in determining compensation levels, this is not intended to be an exact science. Other factors such as an individual’s performance, tenure and experience, the overall performance of the Company, any retention concerns and the individual’s historical compensation impact the decision-making process. The Compensation Committee does not weigh any of these factors more heavily than others and does not use any formula to assess these factors, but rather considers each factor in its judgment and at its discretion.

Material Differences Between Named Executive Officers. With the exception of Mr. O’Brien, the Company has set the same target percentages of base salary for each compensation component for all of the Named Executive Officers. Base salary varies to some degree based upon position, relevant benchmark data for such position, tenure, experience and historic compensation. Mr. O’Brien’s target percentages of base salary for each compensation component is greater in amount than the other Named Executive Officers due to his position as the top executive officer of the Company. Market pay levels for top executives are in general significantly higher than the pay levels for other executives, as indicated by the large survey data and peer group data utilized by the Committee and described above. Additionally, the pay mix for the Chief Executive Officer typically includes a greater emphasis on at-risk pay, commensurate with the level of responsibility of the Chief Executive Officer position and the greater degree of impact that this executive can have on overall business results.

Current Compensation.

Base Salary. In early 2009, the Compensation Committee reviewed large survey data involving hundreds of companies from general industry in the $5-$10 billion revenue range as well as mining and natural resource sectors available in three firms’ survey materials, Towers Perrin, Mercer and HayGroup. The Committee used the 62.5 percentile of comparable positions in the survey data as a general guidepost in setting base salaries for 2009, but the Committee also considered individual performance, tenure and experience, the performance of the Company overall, any retention concerns, individual historical compensation and input from other Board members. The base salaries earned by the Named Executive Officers in 2009 are shown in the Summary Compensation Table. The Compensation Committee has not adopted a policy with regard to the internal relationship of compensation among the Named Executive Officers or other employees.

Short-Term Non-Equity Incentive Compensation. Short-term non-equity incentives include a Corporate Performance Bonus and a Strategic Objectives Bonus. Each is expressed as a percentage of base salary. The Corporate Performance Bonus has a target level and the Strategic Objectives Bonus has a maximum level, leaving the Board full discretion to decrease the maximum level. The total of the target Corporate Performance Bonus and 50% of the maximum Strategic Objectives Bonus is designed to achieve between the 50th and 75th percentile of the large survey data for total short-term compensation, as described above.

2009 Short-Term Non-Equity Incentives

	Target	Mid-point of Range of
	Corporate Performance	Strategic Objectives	Total as a
	Bonus as a Percentage	Bonus as a Percentage	Percentage
	of Base Salary	of Base Salary	of Base Salary
Name	A	B(1)	(A + B)

Richard T. O’Brien	75%	75%	150%
Russell Ball	42.5%	42.5%	85%
Randy Engel	42.5%	42.5%	85%
Brian Hill	42.5%	42.5%	85%
Guy Lansdown	42.5%	42.5%	85%

(1)	The Compensation Committee set the Strategic Objectives Bonuses at a maximum opportunity for each Named Executive Officer, rather than a target, with the intent that the Compensation Committee will exercise its business judgment in determining the amount of payout.

Corporate Performance Bonus. The Corporate Performance Bonus provides an annual reward based on four publicly-reported metrics designed to balance short-term and long-term factors, business performance and successful investment in and development of Company assets. The Compensation Committee reviews and approves the performance metrics and target levels of performance annually. The amounts of 2009 Corporate Performance Bonuses earned by the Named Executive Officers are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 39. The four metrics that the Committee established for 2009 were:

1. Gold Equity Ounces Sold Metric: The equity ounces sold metric focuses employees on achieving budgeted amounts of gold sales. The metric also provides incentive to bring various projects into production in a timely manner.

2. Gold Costs Applicable to Sales Metric: The cost metric balances the equity ounces sold metric by encouraging efficient production of gold. The cost metric is designed to promote implementation of Company-wide cost control measures.

3. Capital Expenditures Metric: The capital expenditures metric focuses employees on efficient utilization of capital.

4. Gold Reserve and Non-Reserve Mineralization Additions Metric: The reserve and non-reserve mineralization additions metric promotes the discovery of new gold deposits and successful completion of the work needed to report these discoveries as proven and probable reserves and non-reserve mineralization. In a business that depletes its reserves every year through production, just maintaining the level of reserves and non-reserve mineralization from one year to the next is a substantial challenge.

The Company and the Compensation Committee believe that these metrics contribute to a balanced approach of driving both short-term and long-term share price appreciation. All targets are adjusted for acquisitions and divestitures during the year, if any, with the exception of reserve and non-reserve mineralization targets.

Calculation of Corporate Performance Bonuses: If the Company achieves its targeted performance for each of the metrics, the payout percentage for the Corporate Performance Bonus is 100%. If the maximum amounts for each metric are achieved or exceeded, the payout percentage for the Corporate Performance Bonus is 200%. If the minimum amounts are not achieved for a particular metric, no Corporate Performance Bonus is payable for that metric. For performance between the minimum and maximum for any metric, the amount is prorated to result in a payout percentage between 50% and 200%.

The 2009 targets were a mix of demanding financial, production, and reserve/non-reserve mineralization targets.

2009 Corporate Performance Bonus Metrics

Bonus Metric	Weighting	Minimum – 50%	Target – 100%	Maximum – 200%

Gold Equity Ounces Sold (million ounces)	25%	4,528	4,905	5,094
Gold Costs Applicable to Sales ($ per ounce)	25%	$460	$421	$392
Capital Expenditures (millions)	25%	$1,436	$1,343	$1,112
Gold Reserve Additions (million ounces)	16.67%	9.72	10.89	12.82
Gold Non-Reserve Mineralization Additions (million ounces)	8.33%	4.38	6.25	10.43

For 2009, the Board of Directors applied its discretion to effect one adjustment to the bonus targets, as contemplated by the plan established earlier in the year, relating to the delayed completion of the Boddington project in Australia. Specifically, the Board of Directors adjusted the target Gold Equity Ounces Sold to remove timing impacts of the loss of Boddington volumes that resulted from the delayed commencement of commercial production at the Boddington project. The Board made this adjustment in recognition of the superior results in other parts of the Company in exceeding the Gold Equity Ounces Sold target. The Board of Directors did not remove the impacts of the delayed Boddington project from the Gold Costs Applicable to Sales or the Capital Expenditures metrics. The 2009 payout percentage for the Corporate Performance Bonus was 129.6%, calculated as follows:

2009 Corporate Performance Bonus Calculation

			Factor	2009
	2009	Performance	Weighting	Payout
Bonus Metric	Performance	Percentage	(%)	Percentage

Gold Equity Ounces Sold (million ounces)	5,156	200%	25%	50%
Gold Costs Applicable to Sales ($ per ounce)	$415	118.5%	25%	29.6%
Capital Expenditures (millions)	$1,773	0%	25%	0%
Gold Reserve Additions (million ounces)	14.52	200%	16.67%	33.3%
Gold Non-Reserve Mineralization Additions (million ounces)	10.45	200%	8.33%	16.7%
Total				129.6%

Thus, to calculate the Corporate Performance Bonus for each of the executives, the relevant target percentage of base salary was multiplied by 129.6%.

The targets for 2010 performance have not yet been finally established as of the date of this proxy.

Strategic Objectives Bonus. The purpose of the Strategic Objectives Bonus is to align personal performance with key individualized strategic objectives that will support the long-term sustainability and performance of the Company. The strategic objectives are not always quantitative, and may not have immediate impact on financial results of the Company, but are still important for sustained Company success. In order to encourage focus on the strategic objectives and reward individuals appropriately for results, the Compensation Committee decided that the Board’s business judgment must be applied to evaluating payout of the Strategic Objectives Bonus for individual Executive Officers. Accordingly, the Compensation Committee set the Strategic Objective Bonus at a maximum opportunity for each Named Executive Officer, rather than a target, with the intent that the Compensation Committee will exercise its business judgment in determining the amount of payout up to a maximum. For the Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer provides recommendations regarding the Strategic Objectives Bonuses to the Compensation Committee. The Board of Directors determines the Strategic Objectives Bonus of the Chief Executive Officer.

The Board designated several common Strategic Objectives for each Named Executive Officer in 2009, and also designated Strategic Objectives tailored to each Officer’s specific role. The common Strategic Objectives for the Named Executive Officers in 2009 were: build the best management team in the mining business (through honest constructive feedback and succession planning) and build the best company in the mining business (through delivery on near-term performance, planning for long-term sustainability, simplifying management structure/

performance reporting and creating a culture of innovation). Following is a summary of the key individual Strategic Objectives for the Named Executive Officer.

•	Mr. O’Brien: retain, develop and attract employees; deliver on plans in a safe, environmentally and socially responsible manner; reserve and production growth; leverage scope and scale, and; financial strength and flexibility.

•	Mr. Ball: capital effectiveness program integration; maintain liquidity and investment grade ratings, and; strengthen balance sheet.

•	Mr. Engel: ensure market has timely and fulsome information regarding 2009 performance; budget and forecast accuracy, identify and implement external growth opportunities, and; strategic planning.

•	Mr. Hill: safety journey mapping; implementation of community relationships review findings; deliver on operating plans; cost-focused business excellence implementation; management operating system development and execution.

•	Mr. Lansdown: exploration strategy; non-reserve mineralization and reserve growth; analyze and advance internal growth opportunities; delivery of Boddington project and other major projects within guidance, and innovation strategy.

The amounts of the Strategic Objective Bonuses that the Compensation Committee approved for the Named Executive Officers for 2009 are shown in the Bonus column of the Summary Compensation Table on page 39. The Compensation Committee’s determination of the amounts of Strategic Objectives Bonuses is subjective, and not subject to mathematical precision. The Compensation Committee negatively impacted the Strategic Objectives Bonus for all of the Named Executive Officers based upon two issues in 2009, namely: 1) the late commencement of commercial production at the Boddington project in Australia, and; 2) the number of workplace accidents during the year. In determining the amounts of 2009 Strategic Objectives Bonuses, the Compensation Committee evaluated the Board’s opinions regarding progress against goals and, in the case of Messrs. Ball, Engel, Hill and Lansdown, the recommendations of the Chief Executive Officer.

Long-Term Compensation – Equity. Long-term compensation consisted of a Financial Performance Stock Bonus and stock options for 2009, with no increase in the target levels for 2009. The 2009 target long-term incentive compensation amounts are comprised of 50% Financial Performance Stock Bonus and 50% stock options. Rather than increase or alter long-term incentive compensation in 2009, the Committee elected to spend 2009 analyzing the gap in target long-term incentive compensation demonstrated in large survey and peer group data, as explained previously, and designing a new long-term incentive compensation vehicle to fill the gap for 2010, called Performance Leveraged Stock Units, explained below.

2009 Target Long-Term Equity Incentives

% of Base
Name	Salary

Richard T. O’Brien	270%
Russell Ball	220%
Randy Engel	220%
Brian Hill	220%
Guy Lansdown	220%

Financial Performance Stock Bonus. The Financial Performance Stock Bonus vehicle is an opportunity to earn Company common stock and restricted stock units based on a target number of shares. Specifically, the Company establishes a target number of shares by identifying a percentage of base salary for each executive officer in January and converting that dollar amount to a target number of shares using the average Company closing share price in December of the prior year. The Financial Performance Stock Bonus to be earned is tied to overall Company performance in two ways. First, the target grant is set in number of shares, versus dollars, so that the Officer is “at-risk” to changes in share price over the performance period. Second, the number of shares granted at the end of the performance calendar year (the following year in late February or early March) is based upon corporate performance that the Company measures by way of the Corporate Performance Bonus metrics, and can range from 0% to 200% of target.

In 2009, the Financial Performance Stock Bonus was weighted between 2008 and 2009 results, 40% and 60% respectively. The purpose of the weighting is to emphasize long-term performance, while also emphasizing recent performance more significantly than performance from prior years. For the 2009 Financial Performance Stock Bonus (target shares determined in January 2009), the payout factor was 129%, representing 40% at 128.1% (2008 Corporate Performance Bonus payout factor) and 60% at 129.6% (2009 Corporate Performance Bonus payout factor). One third of the Financial Performance Stock Bonus was paid in common shares on the date of actual grant (March 1, 2010) and two-thirds of the Financial Performance Stock Bonus will be paid in restricted stock units that vest in equal annual increments on the second and third anniversaries from the date the Company set the target shares (March 1, 2011 and 2012).

On March 1, 2010, the Company awarded Financial Performance Stock Bonuses for 2009 performance in the following amounts.

2009 Financial Performance Stock Bonuses

		Target Number of
		Shares Set in
		January 2009 After
		Conversion Using
		Average Closing	Number of Shares
	2009 Target as a	Price of December	Granted March 1,
	Percentage	2008 of $35.65 per Share	2010
Name	of Base Salary	(#)	(#)(1)

Richard T. O’Brien	135%	38,814	50,071
Russell Ball	110%	16,805	21,679
Randy Engel	110%	15,024	19,381
Brian Hill	110%	19,305	24,903
Guy Lansdown	110%	17,711	22,847

(1)	2009 Corporate Performance Bonus was 129.6% and the figures shown represent target shares multiplied by 129% (the weighted average of 2008 Corporate Performance bonus payout of 128.1% (40% weighting) and 2009 Corporate Performance Bonus payout of 129.6% (60% weighting).

In 2010, the Financial Performance Stock Bonus will be weighted between 2008, 2009 and 2010 results, 20%, 30% and 50% respectively.

The Company pays cash dividend equivalents on restricted stock units upon the grant of the common shares, meaning the Company pays no dividend unless the share is earned and vested.

Stock Option Awards. The stock option vehicle rewards executives for growth in the value of Company stock over the long-term. This is the high-risk, high-return component of the executive total compensation program because stock options deliver value to an executive only if the share price is above the grant price after the date of vesting and before expiration, and therefore stock price volatility will have a greater impact on total compensation results delivered from stock options as compared to restricted stock units.

Each Named Executive Officer has a target percent of base salary to be awarded in options. The Compensation Committee had the discretion to grant above or below the target, with management’s recommendation that individuals with high personal performance should receive a grant above target. In April 2009, all of the Named Executive Officers received at least the targeted amount of stock options, as well as additional options in recognition of high personal performance during 2008. To determine the exact number of options to grant, the Company divides the percentage of base salary for the grant by the Black Scholes value on the date of grant, which was $12.88 for 2009.

2009 Stock Options

		Target Dollar	Actual Dollar
	Target as %	Amount of	Amount of	Stock Options
Name	of Base Salary	Option Grant	Option Grant	Granted (#)

Richard T. O’Brien	135%	$1,350,00	$1,552,490	120,535
Russell Ball	110%	$543,125	$611,016	47,439
Randy Engel	110%	$468,875	$539,206	41,863
Brian Hill	110%	$484,539	$557,220	43,262
Guy Lansdown	110%	$552,750	$635,663	49,352

The numbers and grant date fair values of stock options granted to the Named Executive Officers in 2009 are shown in the 2009 Grants of Plan-Based Awards Table on page 41.

2010 Performance Leveraged Stock Units. After identifying and confirming a gap in target long-term incentive compensation, the Committee designed a new long-term incentive equity vehicle for 2010 to close the gap, and add new metrics to the overall compensation scheme that closely align executive compensation to long-term Company and share price performance. At the beginning of each year starting in 2010, the Company will determine a target number of Performance Leveraged Stock Units (“PSUs”) for each eligible executive by dividing the target dollar amount of the PSU award, which will be a percentage of salary, by the average closing sales price of Company common stock for the fourth quarter of the prior year. The number of PSUs earned will be determined at the end of a three-year performance period based upon two metrics. First, the Company will determine the percent relationship (or ratio) between the average closing price of a share of Company common stock for the fourth quarter prior to the start of the three-year performance period to the average closing price of a share of Company common stock for the last quarter of the performance period. That percent relationship (or ratio) will determine the percentage of the target PSUs that will be earned by the executive. The Committee set a minimum payout of 50% of the target number of PSUs and a maximum payout of 150% of the target PSUs based on the metric of stock price. Second, eligible participants will have the opportunity to earn an additional 50% of target PSUs based upon a relative total shareholder return (“TSR”) metric, resulting in a possibility of earning a total maximum PSU payout of 200% of the target PSUs. The Company will measure its relative TSR versus a specific gold and mining company peer group over the three-year performance period. For any percentage point that the Company’s TSR is above the median of the peer group, eligible executives shall earn 2% of target PSUs with a maximum payout of 50% of target PSUs. This means that maximum payout of PSUs dependent upon the TSR metric would occur if the Company’s TSR reaches the 75th percentile of the peer group. If the Company’s TSR is at or below the median of the peer group, there will be no payout of PSUs based on the TSR metric. Payout of PSUs will be in the form of Company common stock.

As a result of the adoption of the new equity compensation vehicle, the total target long-term incentives for senior executives will increase in 2010. See the chart below for the increase in total target long-term compensation, which will be comprised of equal parts of the Company’s existing Financial Performance Stock Bonus, stock options and the new PSUs.

2009 and 2010 Target Long-Term Equity Incentives

	2009 % of	2010 % of
Name	Base Salary	Base Salary

Richard T. O’Brien	270%	465%
Russell Ball	220%	270%
Randy Engel	220%	270%
Brian Hill	220%	270%
Guy Lansdown	220%	270%

In addition to the full annual PSU target set in 2010 which will payout in 2013, in 2010 the Company will set one-time target PSU awards for each participant equal to the value of the 2010 target award. One-third of the target award will be eligible for payout in 2011 and two-thirds of the target will be eligible for payout in 2012. The purpose of these additional PSU opportunities is to feather in the PSU program, allowing executives the opportunity to earn PSUs prior to early 2013, the payout date of the first full three-year PSU performance period.

The Committee elected the market and relative TSR metrics to strengthen the alignment between executive compensation and long-term Company and shareholder performance. The PSUs involve a three-year performance period with strictly external measures of Company stock performance and relative TSR performance. The minimum payout of 50% of target PSU is designed to fill a portion of the gap in target long-term incentive compensation identified in 2009, while the remainder of the payout potential is designed to payout only upon strong Company performance. In other words, the 50% of target minimum payout will serve to provide target long-term incentive compensation to the Company executives at a level to approximate the 50% percentile of the peer group named on page 26, but the potential payout of PSUs up to 200% of target will only occur when the Company’s performance is in the third quartile of the TSR peer group. The companies in the TSR peer group are listed below, and may be altered from time to time due to mergers, acquisitions or at the discretion of the Compensation Committee:

Agnico Eagle Mines Ltd	Gold Fields Ltd
Anglogold Ltd	Harmony Gold Mining Co Ltd
Barrick Gold Corp	Kinross Gold Corp
Compania De Minas Buenaventura SA	Newcrest Mining Ltd
Freeport-McMoran Copper and Gold Inc	Yamana Gold Inc
Goldcorp Inc

The TSR peer group varies from the total compensation peer group on page 26 because the TSR peer group is comprised of only companies with large gold mining operations and irrespective of comparable company size. The Committee determined that a relative TSR peer group should focus on gold operations entities, as those are the Company’s direct competitors for investors. The total compensation peer group includes companies without gold operations, but those entities are similar in revenue, net income, total assets, market capitalization and number of employees. The Committee determined that the total compensation peer group is a superior peer group for total compensation, rather than the TSR peer group, because the entities in the total compensation peer group are the Company’s competitors for employees and whose business operations are of a comparable size.

Post-Employment Compensation.

The Company has a package of post-employment compensation plans and policies in place that include Company funded benefits as well as employee-contribution benefits. The combination of plans and policies allow the Company to offer a broad base of its employees, including the Named Executive Officers, post-employment compensation as well as powerful incentives for employees to remain with the Company, rather than seeking alternative employment. The Company’s decisions regarding post-employment compensation take into account the industry sector and general business comparisons to ensure post-employment compensation is aligned with the broader market.

Retirement. On a regular basis, usually every three years, the Company reviews its retirement benefits. The purpose of the review is to assess the level of replacement income that the Company’s retirement plans provide for a full career Newmont employee. The Company attempts to maintain a competitive suite of retirement benefits that accomplishes income replacement post retirement. The level of income replacement varies depending on the income level of the employee. Those employees at lower income levels enjoy much higher levels of income replacement with the Company retirement benefits package, compared to higher income level employees. The benefits included in the analysis are the pension plan, pension equalization plan, 401(k) matching contribution and social security benefits. The Company retirement benefits are important hiring and retention tools for all levels of employees within the Company.

The Company offers two tax-qualified retirement plans, the Pension Plan, which is a defined benefit plan and the Savings Plan, which is a defined contribution plan (401(k)). Both of these plans are available to a broad range of Company employees, generally including all salaried U.S. based employees. Because of the qualified status of the Pension Plan and Savings Plan, the Internal Revenue Code limits the benefits available to highly-compensated employees. As a result, the Company provides a non-qualified defined benefit plan (Pension Equalization Plan) and a non-qualified savings plan (Savings Equalization Plan) for highly-compensated employees who are subject to the

Internal Revenue Code limitations in the qualified plans. The two equalization plans are in place to give employees the full benefit intended under the qualified plans by making them whole for benefits otherwise lost as a result of Internal Revenue Code annual compensation limits.

In 2009, Mr. Hill was not eligible for any of the above-named plans because he was employed in Australia. In Australia, Mr. Hill received superannuation retirement payments, which are designed to provide funds for retirement. In Australia, employers are required to contribute 9% of base earnings to a superannuation fund on behalf of the employee. The Company followed the compulsory superannuation contribution requirement of 9% base earnings for Mr. Hill.

See the Pension Benefits Table and 2009 Non-Qualified Deferred Compensation Table on pages 43 and 45 for a description of benefits payable to the Named Executive Officers under the Pension Plan, Pension Equalization Plan and the Savings Equalization Plan.

Change of Control. The Company recognizes that the potential for a change of control can create uncertainty for its employees that may result in loss or distraction of executives during a critical period. As a result, the Company adopted the Executive Change of Control Plan of Newmont (“Change of Control Plan”) to retain executives and their critical capabilities to enhance and protect the best interests of the Company and its stockholders during an actual or threatened change of control. When the Company adopted the original Change of Control Plan in 1998, the Compensation Committee at the time determined that the level of benefits in the plan were competitive within the mining industry. In the opinion of the present Compensation Committee, the levels of benefits provided in the Change of Control Plan continue to be appropriate to motivate and retain key executives during an actual or threatened change of control.

In the event of a Change of Control, as defined in the Plan, and a qualifying termination of employment, the Named Executive Officers receive three times annual pay and other benefits. See the Potential Payments Upon Termination or Change of Control section beginning at page 46 for potential amounts payable to the Named Executive Officers under the Change of Control Plan.

Severance. The Severance Plan of Newmont (“Severance Plan”) provides a certain number of weeks of salary and pro-rated annual cash bonus (at target levels) to U.S. domestic salaried employees of the Company following involuntary termination. Messrs. O’Brien, Ball, Engel, and Lansdown are all salaried employees of the Company and thus eligible to participate in the Severance Plan. Mr. Hill was an employee in Australia for 2009 and therefore he was eligible for the Australian redundancy program. The purpose of both of the Severance Plan and the Australian redundancy program is to provide basic income and benefit replacement for a period of weeks following employment termination, where termination is not due to an employee’s poor performance or misconduct. The Severance Plan and Australian redundancy program allow the terminated employee time and resources to seek future employment. In the judgment of the Compensation Committee, the benefits in the Severance Plan and Australian redundancy program are typical of those provided by other similar companies and provide the appropriate level of basic income and benefit replacement for a period of weeks that increases with the number of years of service.

See the Potential Payments Upon Termination or Change of Control section, beginning at page 50, for potential amounts payable to the Named Executive Officers under the Severance Plan, and under the Australian redundancy program in the case of Mr. Hill.

Officer’s Death Benefit. The Company maintains group life insurance for the benefit of all salaried employees of the Company. In addition, for highly-compensated executives, including the Named Executive Officers, the Company provides a supplemental Officer Death Benefit Plan. The purpose of the Officer Death Benefit Plan is to provide benefits to officers of the Company beyond the maximum established in the Company’s group life insurance, as appropriate to their higher income levels.

See the Potential Payments Upon Termination or Change of Control section starting on page 50 for potential amounts payable to the Named Executive Officers under the Officer Death Benefit Plan.

Executive Agreements.

All of the Named Executive Officers are at-will employees of the Company, without employment agreements.

Other Policies and Considerations.

Executive Compensation Risk Assessment

In 2009, the Compensation Committee conducted a comprehensive risk assessment of the Company’s executive compensation program, which included the new PSU equity vehicle that will be in place for 2010. The Company has a global Enterprise Risk Management team, led by the Company’s Vice President and Treasurer. One of the Enterprise Risk Management team’s objectives is to conduct the compensation risk assessment and report on the process and findings to the Compensation Committee and the Audit Committee, as well as the full Board of Directors. In 2009, the Enterprise Risk Management team reviewed the executive compensation program, identified risk factors in compensation plans that may lead to excessive risk taking (meaning risks that are reasonably likely to have a material adverse effect on the Company) by executives, made an initial assessment as to whether the Company’s compensation program includes risk factors that may lead to excessive risk taking, and assessed the design features in the compensation program that moderate the potential for excessive risk-taking in the short and long-term.

The risk assessment of the compensation program will be an ongoing process for the Enterprise Risk Management team. In November 2009, the team reported to the Committee that the current analysis of the Company’s compensation program did not uncover risk factors that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee agreed with the conclusions of the risk assessment.

The general potential risk factors that may lead to excessive risk taking and related mitigation factors that the Enterprise Risk Management team reviewed were:

Category	General Potential Risk Factors	Company Compensation Design to Mitigate Risk
Pay Mix	Very low salary and overemphasis on incentive pay, or extremely low equity compensation that fails to align executive interests with company interests	The Company set salary to approximate the 62.5 percentile of the large survey data, and at least the 50th percentile of the smaller compensation peer group to avoid overemphasis on incentive pay. At the same time, the Company understands the necessity to align executive interests with company and shareholder interests, which the Financial Performance Stock Bonus, stock options and 2010 PSUs are designed to accomplish.

	Reliance on one equity vehicle, rather than portfolio of vehicles	In 2009 the Company used two equity vehicles, Financial Performance Stock Bonus and stock options. In 2010, the Company will add PSUs and grant three vehicles.

Performance Metrics	Exclusive focus on financial performance for incentive pay, with no ability of Compensation Committee to exercise discretion	In all of the Company plans, the Committee has the right to exercise discretion. Also, the Strategic Objectives Bonus is based on non-financial measures.

	Use of performance metrics that do not benefit company strategy and objectives over long-term	Each metric underlying incentive compensation, both short and long-term, are designed to drive company strategy and long-term health.

	Performance metrics that are not aligned with company’s stated goals, external guidance and results of key industry competitors	The Corporate Performance Bonus and Financial Performance Stock Bonus metrics align with the Company’s stated goals and external guidance. The total shareholder return component of the PSUs will directly align executive compensation to comparative performance of key industry competitors.

Category	General Potential Risk Factors	Company Compensation Design to Mitigate Risk
Performance Metrics	Performance metrics that do not consider manner in which metrics are achieved in assessing compensation	The Company’s performance management tool emphasizes not only achievement of goals, but the manner in which goals were achieved for the Strategic Objectives Bonus.

	Financial metrics too far above past performance requiring performance outside of acceptable risk profile to accomplish payout	The Compensation Committee and management engage in an annual dialog to set financial metrics within the scope of publicly stated guidance and within an acceptable risk profile.

	Steep payout curves requiring very high performance for threshold or maximum payout	The short term incentive pay and financial performance stock bonus are set by way of publicly stated financial metrics. The PSUs have a set minimum and a maximum payout on the total shareholder return metric and the maximum payout occurs at the 75th percentile of the peer group, not the top of the peer group.

	Long-term incentives and short-term incentives have the same metrics and performance periods	The Corporate Performance Bonus and Financial Performance Stock Bonuses are based upon the same corporate metrics. However, the short-term incentive measures annual performance while the Financial Performance Stock Bonuses are paid based upon weighting of three years of the corporate metrics to emphasize long-term performance. In 2010, with the addition of the PSUs, there will be new long-term incentive metrics consisting of Company stock performance and relative total shareholder return.

Governance	No Clawback policy	The Company’s Corporate Governance Guidelines, adopted by the Board of Directors, contains a policy that provides that the Board will require reimbursement of any portion of a bonus previously paid to an executive pursuant to the terms of the Company’s bonus programs if: (a) the amount of any bonus, including stock awards, was calculated based on the achievement of certain financial results that were subsequently the subject of a restatement; (b) the amount of such bonus that would have been awarded to the executive had the financial results been reported as in the restatement would have been lower than the bonus actually awarded; and (c) in the judgment of the Board of Directors, the circumstances warrant such reimbursement. The policy to seek reimbursement of bonuses is not limited to situations involving fraud and is not limited to those executives directly involved in causing the restatement.

	Lack of independent Compensation Committee members and independent compensation consultant	The Company’s Compensation Committee consists of only independent members. Since 2002, the Committee has utilized an independent compensation consultant, Frederic W. Cook & Co., Inc.

Category	General Potential Risk Factors	Company Compensation Design to Mitigate Risk
Stock Ownership and Trading Policy	No stock ownership requirements	The Company has stock ownership guidelines in place, as explained below.

	No policy prohibiting executives from buying company stock on margin or using company stock as collateral for personal loans	The Company has a trading policy that prohibits executives from buying company stock on margin. The Company also has a trading policy that prohibits executives from using company stock as collateral for personal loans, unless the executive receives pre-clearance from the Corporate Secretary, which has not been granted to date. Below are more details on the Company trading policy.

In evaluating the Company’s executive compensation program, the Enterprise Risk Management team determined that the compensation program does not exhibit indications of excessive compensation risk factors that are reasonably likely to have a material adverse effect on the Company, for the specific reasons stated above. Additionally, the Enterprise Risk Management team determined that there are compensation design elements in the Company’s compensation program that address each tier of a risk time horizon. To elaborate, the Enterprise Risk Management team groups enterprise risks by level of risk and time horizon. The time horizon includes short-term, medium-term and long-term. The Company compensation scheme includes design elements to mitigate risks at each of the time horizons:

Time Horizon		Risk Mitigation Design Element

Short-Term	•	Annual compensation tools align to Company goals (Short-term incentive bonus/Financial Performance Stock Bonus metrics align to publicly stated company metrics)
	•	Strategic Objective Bonus tied to non-financial objectives and determined by the Compensation Committee annually
	•	Compensation Committee ability to exercise independent discretion within compensation plans
Medium Term	•	3-year vesting period in Financial Performance Stock Bonus from beginning of performance period, 3-year performance period on PSU bonus beginning 2010, 3-year vesting on options and 10-year option life
	•	3-year performance weighting on Financial Performance Stock Bonus payout
Long-Term	•	Stock ownership guidelines
	•	Clawback Policy
	•	Trading policy prohibiting buying shares on margin, and pre-clearance required for using shares as collateral for loans
	•	Independent Compensation Committee and independent compensation consultant

The risk assessment of the compensation scheme will be an ongoing process for the Enterprise Risk Management team. The November 2009 analysis did not uncover risk factors that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee agreed with the conclusions of the current analysis.

Accelerated Vesting of Stock Awards.

Change of Control: A change of control will have certain immediate effects on stock awards granted to Named Executive Officers. Immediately prior to a change of control, among other things:

•	Financial Performance Stock Bonuses: all restrictions applicable to outstanding Financial Performance Stock Bonuses will lapse; and

•	Stock Options: all outstanding options will become fully exercisable and those options will remain exercisable until at least the first anniversary of any termination of the holder’s employment or service within one year after the change of control, subject to any earlier expiration date of those options; and

•	PSUs: PSU performance will be measured using the change of control price of the Company stock. The pro-rata percentage of the actual payout of PSUs correlating to the period of time that elapsed prior to the change of control shall be granted in common stock. For the remainder of the actual PSUs correlating to the performance period that did not elapse prior to the change of control, the Company will issue restricted stock units that will vest at the end of the performance period. In the event that the acquiring company will not issue equity, the acquiring company may issue cash equivalent awards.

The restricted stock and stock option awards to Mr. O’Brien on October 31, 2008 do not vest upon a change of control, but do vest upon any involuntary termination of employment, excluding termination for cause as defined in the Executive Change of Control Plan.

Death/Long-Term Disability/Retirement/Severance:

•	Financial Performance Stock Bonus: Termination of employment due to death, long-term disability or retirement under the Pension Plan (entitling the executive to immediate pension benefits) or severance (following approval by the Executive Vice President of Human Resources and execution of a release) triggers the immediate vesting of all Financial Performance Stock Bonuses granted to the executive.

•	Stock Options: In the event of employment termination due to death, severance (after execution of release) or long-term disability, a pro-rata portion of the executive’s stock options (such pro-rata portion is based on days of service from the date of grant until the date of termination of employment in relation to the full vesting period) will immediately vest and all previously vested and accelerated vested options will be exercisable for a period beyond termination. If an executive retires and is entitled to an immediate pension under the Pension Plan, the executive’s unvested stock options will vest and all previously vested and accelerated vested options will remain exercisable beyond termination for a certain period. Despite the extension of time to exercise options after termination in the event of death, long-term disability, retirement or severance, no option remains exercisable beyond 10 years from the date of grant.

•	PSUs: In the event of death or disability, during the performance period, payout is pro-rated at target and common stock is issued as soon as practicable. In the event of severance during the first year of the performance period, all PSUs are forfeited. In the event of severance after the first year of the performance period, payout is pro-rated at the lesser of target or actual performance and paid at the end of the performance period. In the event of retirement under the Pension Plan (entitling the executive to immediate pension benefits), the Company will issue a pro-rata award at the end of the performance period based upon actual performance.

Granting Stock Options. The Company, at the direction of the Compensation Committee, has examined its policies and procedures relating to the grant of stock options. The Company:

•	does not have a program, plan or practice to time stock option grants to its executives in coordination with the release of material nonpublic information;

•	does not set the date of its stock option grants to newly-hired executives in coordination with the release of material nonpublic information;

•	does not plan to time, nor has it timed, the release of material nonpublic information for the purpose of affecting the value of executive compensation; and

•	does not have a program, plan or practice related to setting stock option prices based on the value of the Company’s stock on a date other than the stock option’s actual grant date.

The Company has a written policy governing the grant of stock options. The policy applies equally to grants of stock options to executives and other employees. The policy provides, among other things, that:

•	the Company will not time release of material nonpublic information for the purpose of affecting the value of executive compensation;

•	stock options will be granted only by the Board of Directors or the Committee designated under the applicable stock plan, and authority to grant options will not be delegated to management;

•	stock options will be priced at fair market value on the day of the grant (as defined in the Company’s stock plan); and,

•	stock options will generally be granted annually, at least three days after announcement of financial and operations results for the first quarter of the year. In deviating from this policy, the Compensation Committee may consider all relevant facts and circumstances, including the desirability of granting options for new employees or granting stock options at meetings held at other times of the year.

The Company’s 2005 Stock Incentive Plan defines fair market value of the stock as the average of the high and low sales price on the date of the grant. The Company selected, and the Compensation Committee approved, this formula to mitigate the effect of the volatility of the Company’s stock price, often a direct result of day-to-day changes in the gold price and not factors related to Company performance. The formula does not increase the likelihood that recipients will be granted in-the-money stock options.

Stock Ownership Guidelines. The Company’s stock ownership guidelines require that all employees designated as “executives” for purposes of this policy (approximately 60 individuals) own shares of the Company’s stock, the value of which is a multiple of base salary. For the Named Executive Officers, the stock ownership guidelines are as follows:

Stock Ownership Guidelines

Multiple of
Name	Base Salary

Richard T. O’Brien	4
Russell Ball	2
Randy Engel	2
Brian Hill	2
Guy Lansdown	2

Stock ownership guidelines were put in place to increase the alignment of interests between executives and stockholders by encouraging executives to act as equity owners of the Company. The Compensation Committee sets the ownership guidelines by considering the size of stock awards. Based upon the historic conservative levels of stock awards to Company executives, the Compensation Committee sets the ownership guidelines at corresponding levels. Unvested shares of restricted stock, restricted stock units and shares held in retirement accounts are considered owned for purposes of the guidelines. The Compensation Committee reviews compliance with the guidelines annually. Executives who are new to their positions have three years to comply with the guidelines. All of the executives identified above are in compliance with the stock ownership guidelines.

Restrictions on Trading Stock. The Company has adopted a stock trading policy for its employees, including the Named Executive Officers. The policy prohibits certain employees from trading during specific periods at the end of each quarter until after the Company’s public disclosure of financial and operating results for that quarter, unless they have received the approval of the Company’s General Counsel. The Company may impose additional restricted trading periods at any time if it believes trading by employees would not be appropriate because of developments at the Company that are, or could be, material. In addition, the Company requires pre-clearance of trades in Company securities for its Executive Officers, and prohibits buying shares on margin or using shares as collateral for loans.

Perquisites. The Company’s philosophy is to provide a minimum of personal-use perquisites to its executives. The Company seeks to provide perquisites that involve a significant business purpose. In 2009, such business related perquisites for the Named Executive Officers were: (a) golf club membership for the President and Chief Executive Officer, Mr. O’Brien; and (b) personal use of administrative assistant services for Mr. O’Brien.

Mr. O’Brien uses the golf club for substantial business purposes, including business entertainment, meetings and dinners. In recognition of the fact that some portion of the membership is used for personal purposes, the entire amount reimbursed is considered a perquisite, is fully taxable to Mr. O’Brien, and reported in the All Other Compensation column of the Summary Compensation Table on page 40.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of compensation in excess of $1,000,000 that the Company may deduct in any one year with respect to its chief executive officer and three other most highly compensated executive officers (excluding the chief financial officer) whose compensation must be included in this proxy statement because they are the most highly compensated executive officers. There are exceptions to the $1,000,000 limitation for performance-based compensation meeting certain requirements. The Company has not adopted a formal policy requiring all compensation to meet the exception requirements under Section 162(m) and therefore not be subject to the $1,000,000 deductibility limitation. The Company has decided not to implement a formal policy so that the Company can maintain flexibility in compensating executive officers in a manner designed to promote various corporate goals.

In 2009, Messrs. O’Brien, Engel, Hill and Lansdown amounts are greater than $1,000,000, and a portion of their salaries, bonuses, stock awards, and other compensation items are not deductible by the Company. Stock option awards pursuant to stockholder approved plans are performance-based and are fully deductible, regardless of the $1,000,000 limit in Section 162(m). Corporate Performance Bonuses, Strategic Objectives Bonuses and Financial Performance Stock Bonuses do not meet the performance-based exception under Section 162(m) and are therefore subject to the $1,000,000 deduction limit. To date, the Company has deemed the additional tax benefits that it could receive from a Section 162(m) executive compensation plan as immaterial to the Company. However, the Company continually assesses the materiality of additional Section 162(m) tax benefits that it could receive from a Section 162(m) executive compensation plan as executive compensation evolves.

Executive Compensation Tables

2009 Summary Compensation Table

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Non-Qualified
						Plan	Deferred	All Other
				Stock	Option	Compen-	Compensation	Compen-
Name and			Bonus(1)	Awards(2)	Awards(3)	sation(4)	Earnings(5)	sation(6)	Total
Principal Position	Year	Salary ($)	($)	($)	($)	($)	($)	($)	($)

Richard T. O’Brien	2009	$1,025,000	$1,153,125	$1,529,919	$1,552,490	$996,300	$746,612	$64,474	$7,067,920
President and Chief	2008	$1,000,000	$1,093,750	$3,430,179	$3,897,375	$800,625	$307,277	$88,023	$10,617,229
Executive Officer	2007	$760,000	$1,043,501	$1,753,372	$868,400	$368,690	$190,810	$44,776	$5,029,549

Russell Ball	2009	$544,667	$350,000	$441,359	$611,014	$300,002	$679,431	$29,996	$2,956,469
Executive Vice	2008	$493,750	$225,796	$176,240	$324,750	$177,997	$245,444	$51,454	$1,695,431
President and Chief	2007	$377,500	$463,738	$118,882	$200,400	$109,937	$151,332	$13,578	$1,435,367
Financial Officer
Randy Engel	2009	$486,917	$310,000	$383,657	$539,206	$268,194	$547,471	$28,919	$2,564,364
Executive Vice President,	2008	$426,250	$209,922	$138,411	$324,750	$153,663	$245,863	$48,773	$1,547,632
Strategic Development	2007	$306,420	$621,262	$83,978	$167,000	$87,411	$56,616	$12,004	$1,334,691

Brian Hill	2009	$625,660	$400,000	$407,627	$557,214	$344,580	—	$12,781	$2,347,862
Executive Vice President,
Operations
Guy Lansdown	2009	$574,000	$365,000	$452,286	$635,654	$316,159	$665,057	$32,935	$3,041,091
Executive Vice President,	2008	$502,500	$247,474	$165,855	$324,750	$181,151	$231,695	$72,172	$1,725,597
Development	2007	$344,167	$456,766	$109,077	$267,200	$102,279	$107,986	$15,851	$1,403,326

(1)	Amounts shown represent the Strategic Objective Bonuses paid in cash for 2008 and 2009 performance (and personal performance bonus amount for 2007).
(2)	Amounts shown represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, which is the number of shares granted multiplied by the fair market value on the date of grant. The Company’s 2005 Stock Incentive Plan defines fair market value of the stock as the average of the high and low sales price on the date of the grant. The fair market values are $44.98 (February 2007) and $42.06 for an additional stock grant to Mr. O’Brien in April 2007, $49.45 (February 2008) and $43.19 (February 2009). Mr. O’Brien received an additional stock grant in October 2008 with a fair market value of $26.91 per share. See 2009 Outstanding Equity Awards at Fiscal Year-End Table for the number of shares granted in each award.
(3)	Amounts shown represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, which is the number of options granted multiplied by the Black Scholes value. The Black Scholes values are $13.36 (April 2007), $12.99 (April 2008) and $12.88 (May 2009). Mr. O’Brien received an additional option grant in October 2008 with a Black Scholes value of $8.12 per share. See 2009 Outstanding Equity Awards at Fiscal Year-End Table for the number of options granted in each award.
(4)	Amounts shown represent Corporate Performance Bonuses paid in cash.
(5)	Amounts shown represent the increase in the actuarial present value under the Company’s qualified and non-qualified defined benefit pension plans. The change in pension value for the non-qualified pension plan increased significantly in 2009 due to the Pension Benefit Guaranty Corporation (“PBGC”) rate change. The non-qualified pension plan (Pension Equalization Plan “PEP”) present values are based on both the Financial Accounting Standards Board and PEP interest rates. The PEP interest rate is based upon the PBGC interest rate. At December 31, 2009 the PBGC lump sum interest rate was 2.50% and at December 31, 2008 the PBGC lump sum rate is 4.75%. The PBGC rate change of 225 basis points increased the present values of the PEP significantly. Mr. Hill was not a participant in the U.S. based pension plans in 2009.
(6)	Amounts shown are described in the All Other Compensation Table below.

Refer to the Compensation Discussion and Analysis section for a description of the components of compensation, along with a description of all material terms and conditions of each component. In 2009, salary and bonus payments accounted for 31% of Mr. O’Brien’s total compensation. Salary and bonus accounted for 30%, 31%, 44% and 31% of Messrs. Ball’s, Engel’s, Hill’s and Lansdown’s total compensation, respectively.

2009 All Other Compensation Table

		Change in
	Company	Value of
	Contributions	Post-
	to Defined	Retirement
	Contribution	Medical
	Plans	and Life	Perquisites(1)
Name	($)	Insurance	($)		Total ($)

Richard T. O’Brien	$12,000	$33,855	$18,619	(2)	$64,474
Russell Ball	$12,000	$17,996	—		$29,996
Randy Engel	$12,000	$16,919	—		$28,919
Brian Hill	—	$12,781	—		$12,781
Guy Lansdown	$12,000	$20,935	—		$32,935

(1)	The Company provides a limited number of perquisites to its executive officers. See page 38 of the Compensation Discussion and Analysis section for a description of perquisites.
(2)	Amount shown represents amounts paid for golf club membership and personal use of administrative assistant services.

2009 Grants of Plan-Based Awards Table

								All Other	All Other
								Stock	Option			Grant Date
		Estimated Possible Payouts						Awards	Awards:	Exercise	Closing	Fair Value
		Under						Number of	Number of	or Base	Price	of
		Non-Equity Incentive Plan			Estimated Future Payouts Under			Shares of	Securities	Price of	on	Stock and
		Awards(1)			Equity Incentive Plan Awards(2)			Stock or	Underlying	Option	Grant	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Options(4)	Awards(5)	Date	Awards(6)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($ / Sh)	($ / Sh)	($)

Richard T. O’Brien		$384,375	$768,750	$1,537,500
					19,407	38,814	77,628
	2/23/2009							35,423				$1,529,919
	5/4/2009								120,535	$39.95	$40.95	$1,552,490
Russell Ball		$115,742	$231,483	$462,967
					8,403	16,805	33,610
	2/23/2009							10,219				$441,359
	5/4/2009								47,439	$39.95	$40.95	$611,014
Randy Engel		$103,470	$206,940	$413,879
					7,512	15,024	30,048
	2/23/2009							8,883				$383,657
	5/4/2009								41,863	$39.95	$40.95	$539,195
Brian Hill		$132,953	$265,906	$531,811
					9,653	19,305	38,610
	2/23/2009							9,438				$407,627
	5/4/2009								43,262	$39.95	$40.95	$557,215
Guy Lansdown		$121,975	$243,950	$487,900
					8,856	17,711	35,422
	2/23/2009							10,472				$452,286
	5/4/2009								49,352	$39.95	$40.95	$635,654

(1)	Amounts shown represent threshold, target and maximum amounts for 2009 Corporate Performance Bonuses. The Compensation Committee established the targets on April 28, 2009. Payments of Corporate Performance Bonuses for 2009 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 39. Refer to the discussion on page 27 for a description of the criteria for payment of Corporate Performance Bonuses.
(2)	Amounts shown represent the threshold, target and maximum number of shares of the Financial Performance Stock Bonuses potentially awardable for 2009 performance, based on targets established by the Compensation Committee on April 28, 2009. Refer to the Compensation Discussion and Analysis beginning on page 29 for a description of the terms of and criteria for making these awards and payouts approved on February 24, 2010.
(3)	Refer to the Compensation Discussion and Analysis section on Financial Performance Stock Bonus on pages 29-30 for a description of the terms of and criteria for making these awards.
(4)	Refer to the Compensation Discussion and Analysis on page 30 for a description of the terms of and criteria for making these awards.
(5)	Exercise or base price is determined by the average of the high and low sales price of Common Stock on the New York Stock Exchange on grant date, as reported by Bloomberg Professional, the independent commercial reporting service selected by the Compensation Committee.
(6)	Amounts shown represent Financial Performance Stock Bonuses awarded on February 23, 2009 for 2008 performance and stock option awards made on May 4, 2009. For Financial Performance Stock Bonuses, fair value is calculated using the average of the high and low stock price on the date of grant of $43.19. For stock options, fair value is calculated using the Black Scholes value on the grant date of $12.88.

2009 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards						Stock Awards
									Market
	Number of						Number of		Value of
	Securities	Number of					Shares or		Shares or
	Underlying	Securities					Units of		Units of
	Unexercised	Underlying		Option			Stock That		Stock That
	Options(1)	Unexercised		Exercise	Option	Option	Have		Have
	(#)	Options(2) (#)		Price	Grant	Expiration	Not Vested		Not Vested
Name	Exercisable	Unexercisable		($)	Date	Date	(#)		($)(3)

Richard T. O’Brien	20,000			$45.16	10/26/2005	10/26/2015
	45,000			$57.71	4/26/2006	4/26/2016
	43,332	21,668	(8)	$42.06	4/30/2007	4/30/2017
	37,499	75,001	(4)	$44.49	4/28/2008	4/28/2018
		300,000	(5)	$26.91	10/31/2008	10/31/2018
		120,535	(6)	$39.95	5/4/2009	5/4/2019
							2,620	(7)	$123,952
							11,318	(8)	$535,455
							9,966	(9)	$471,492
							100,000	(5)	$4,731,000
							23,616	(10)	$1,117,273
Russell Ball	3,750			$28.11	5/6/2003	5/6/2013
	7,500			$49.725	12/2/2003	12/2/2013
	3,750			$40.43	4/27/2004	4/27/2014
	6,250			$45.74	12/7/2004	12/7/2014
	6,250			$38.05	4/27/2005	4/27/2015
	6,250			$45.16	10/26/2005	10/26/2015
	15,000			$57.71	4/26/2006	4/26/2016
	9,998	5,002	(8)	$42.06	4/30/2007	4/30/2017
	8,333	16,667	(4)	$44.49	4/28/2008	4/28/2018
		47,439	(6)	$39.95	5/4/2009	5/4/2019
							883	(7)	$41,775
							2,377	(9)	$112,456
							6,813	(10)	$322,323
Randy Engel	2,250			$49.725	12/2/2003	12/2/2013
	2,250			$40.43	4/27/2004	4/27/2014
	3,750			$45.74	12/7/2004	12/7/2014
	750			$38.05	4/27/2005	4/27/2015
	3,750			$45.16	10/26/2005	10/26/2015
	8,500			$57.71	4/26/2006	4/26/2016
	8,332	4,168	(8)	$42.06	4/30/2007	4/30/2017
	8,333	16,667	(4)	$44.49	4/28/2008	4/28/2018
		41,863	(6)	$39.95	5/4/2009	5/4/2019
							623	(7)	$29,474
							1,867	(9)	$88,328
							5,922	(10)	$280,170
Brian Hill	6,666	13,334	(4)	$44.49	4/28/2008	4/28/2018
		43,262	(6)	$39.95	5/4/2009	5/4/2019
							4,956	(11)	$234,468
							6,293	(10)	$297,722
Guy Lansdown	12,500			$57.71	4/26/2006	4/26/2016
	13,332	6,668	(8)	$42.06	4/30/2007	4/30/2017
		16,667	(4)	$44.49	4/28/2008	4/28/2018
		49,352	(6)	$39.95	5/4/2009	5/4/2019
							809	(7)	$38,274
							2,237	(9)	$105,833
							6,982	(10)	$330,318

(1)	Stock options are generally granted one time per year. Stock options were granted two times per year prior to 2006.
(2)	Stock options vest at the rate of 33 1/3% per year, unless accelerated as explained in the Compensation Discussion and Analysis section on pages 36-37.
(3)	Assumes stock price of $47.31 the closing price on December 31, 2009.
(4)	Vesting dates are April 28, 2010 and 2011.
(5)	Vesting date is October 31, 2013.
(6)	Vesting dates are May 4, 2010, 2011 and 2012.
(7)	Vesting date is February 7, 2010.
(8)	Vesting date is April 30, 2010.
(9)	Vesting dates are February 25, 2010 and 2011.
(10)	Vesting dates are February 23, 2010 and 2011.
(11)	Vesting dates are October 31, 2010 and 2011.

2009 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Richard T. O’Brien	—	—	41,842	$1,713,071
Russell Ball	5,200	$146,407	6,022	$254,405
Randy Engel	5,250	$104,160	4,833	$204,688
Brian Hill	—	—	5,622	$244,062
Guy Lansdown	27,083	$495,092	5,804	$245,647

2009 Pension Benefits Table(1)

		Number	Present
		of Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)

Richard T. O’Brien	Pension Plan	4.3	$120,801	—
	Pension Equalization Plan	4.3	$1,266,802	—
Russell Ball	Pension Plan	15.6	$334,327	—
	Pension Equalization Plan	15.6	$1,246,050	—
Randy Engel	Pension Plan	16	$337,756	—
	Pension Equalization Plan	16	$776,255	—
Brian Hill(2)	Pension Plan	—	—	—
	Pension Equalization Plan	—	—	—
Guy Lansdown	Pension Plan	16.3	$346,275	—
	Pension Equalization Plan	16.3	$1,176,507	—

(1)	All calculations in the 2009 Pension Benefits Table were calculated using target Corporate Performance Bonus for 2009, and 50% of maximum Strategic Objectives Bonus.
(2)	During 2009, Mr. Hill was employed in Australia and not eligible for the Pension Plan or the Pension Equalization Plan.

The Company provides two tax-qualified retirement plans, a Pension Plan and a Savings Plan (401(k) plan). In addition, the Company offers a non-qualified pension plan (the “Pension Equalization Plan”), and non-qualified savings plan (the “Savings Equalization Plan”) for highly compensated employees.

Pension Plan. Messrs. O’Brien, Ball, Engel and Lansdown are participants in the qualified Pension Plan. The Pension Plan is available to a broad group of Company employees, which generally includes U.S. domestic salaried employees of the Company. The plan provides for post-retirement payments determined by a formula based upon age, years of service and pension-eligible earnings. Age 62 is the normal retirement age under the Pension Plan, meaning the age upon which the employee may terminate employment and collect benefits, or a participant may retire at age 55 with 10 years of service and collect reduced benefits immediately. If a Pension Plan participant terminates employment prior to age 55, but has a vested benefit by having acquired 5 years of service with the

Company, the participant will begin to collect a benefit at age 62. If the participant terminates employment prior to age 55, but has 10 or more years of service with the Company, the participant may elect to collect a reduced benefit at age 55. If a participant attains the age of 48, has 10 years of service, and is terminated from employment within 3 years of a change of control, the participant is entitled to commence benefits. The Pension Plan utilizes the same definition of change of control as the Executive Change of Control Plan. The formula based upon age and years of service for benefits provides a strong incentive for Company employees to remain employed with the Company, even in times of high demand in the employment marketplace.

Messrs. Ball, Engel and, Lansdown have vested benefits under the Pension Plan by virtue of five or more years of service. Mr. O’Brien does not have vested benefits under the Pension Plan, as he does not have five years of service with the Company.

According to the Pension Plan, at the normal retirement age of 62, the Company calculates the monthly pension benefit amount through the following formula:

1.75% of the average monthly salary minus (−) 1.25% of the participant’s primary social security benefit times (×) the participant’s years of credited service

To determine the average monthly salary, the Company calculates the highest average from 5 consecutive prior years of employment within the last 10 years of employment of regular pay, vacation pay, cash bonus and a pro-rated severance or change of control payment, if applicable. Salary does not include stock based compensation, foreign assignment premiums, signing bonuses, fringe benefits, payments from non-qualified plans or indemnity benefit payments. In the event a vested participant dies prior to the commencement of benefit payments, the participant’s legal spouse receives survivor benefits which are calculated based upon the pension benefit that the participant would have received upon retirement the day prior to death with an additional reduction factor applied. If the participant does not have a legal spouse, there is no benefit paid.

In the event of early retirement, meaning after reaching the age of 55 and at least 10 years of service, a participant is eligible to collect a monthly pension benefit upon retirement using the formula above with the following reductions:

Early Retirement Reductions

Age at	Years of
Termination	Service	Reduction

55	At least 30	no reduction — payable upon termination
60	At least 10	lesser of 1/3 of 1% for each month of service less than 30 years of service (4% per year) or 1/3 of 1% for each month by which the date of benefit commencement precedes age 62 (4% per year) payable upon termination
At least 55	At least 10	1/3 of 1% for each month by which the date of benefit commencement precedes age 62 (4% per year) payable upon termination
Under 55	At least 10	1/2 of 1% for each month by which the date of benefit commencement precedes age 62 (6% per year) payable following termination and attainment of age 55
	At least 30	No reduction payable at age 55

Change of Control Early Retirement

Years of
Age	Service	Reduction

48 at time of change of control	At least 10	Lower reduction of 2% for each year by which termination precedes age 62, or applicable reduction above

The Pension Plan contains a cap on eligible earnings as required by the Internal Revenue Code as well as a cap on benefits as required by section 415 of the Internal Revenue Code. This cap limits the pension benefits that executive-grade employees of the Company can receive under the Pension Plan.

Pension Equalization Plan. The Pension Equalization Plan provides for an actuarially determined present value cash lump sum amount upon retirement at age 62, or upon termination after 5 years of service with the Company. The Company determines the lump sum amount by calculating a full pension benefit under the Pension Plan, utilizing the definition of Salary from the Pension Equalization Plan, and subtracting the actual benefit owed under the Pension Plan that is subject to the cap in benefits. The definition of Salary under the Pension Equalization Plan excludes bonus amounts in the form of restricted stock for executives hired or promoted to executive status after January 1, 2004. In other words, if a Company executive attained executive status before January 1, 2004, that executive will have restricted stock bonus amounts included as eligible earnings in the Pension Equalization Plan until December 31, 2007. Any bonus amounts in the form of restricted stock after December 31, 2007 will not be included for pension equalization benefits calculation purposes. The Company will calculate Salary for any executive entitled to include restricted stock in the definition of salary as of December 31, 2007. When such executive terminates employment with the Company, the executive shall receive benefits under the Pension Equalization Plan calculated with the higher of the salary calculation as of December 31, 2007 that includes restricted stock, or the salary calculation at the time of termination that excludes restricted stock.

If a participant dies while employed with the Company, or after retirement but before receipt of benefits under the Pension Equalization Plan, and the participant was entitled to benefits under the Pension Plan, the participant’s legal spouse receives survivor benefits which are calculated based upon the full Pension Equalization benefit minus the Pension Plan benefit amount. If the Company terminates a participant for cause, the participant forfeits all benefits under the Pension Equalization Plan.

Pension Calculation Assumptions. The qualified pension present value uses a discount rate at December 31, 2009 of 6.10% and FASB mortality. The pension equalization value uses a pension equalization plan lump sum rate of 2.50% as of December 31, 2009 and mortality as defined in the Pension Equalization Plan to determine the lump sum payable at an executive’s earliest unreduced retirement age. The present value of the qualified and pension equalization pensions are also discounted from the earliest unreduced retirement age to current age using the FASB rate of 6.10%.

2009 Nonqualified Deferred Compensation Table

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals /	Last Fiscal
	Fiscal Year(1)	Fiscal Year(2)	Fiscal Year	Distributions	Year-End
Name	($)	($)	($)	($)	($)

Richard T. O’Brien	$—	$—	$9,099	—	$55,259
Russell Ball	$20,872	$5,906	$104,482	—	$509,836
Randy Engel	$—	$—	$—	—	$—
Brian Hill	$—	$—	$—	—	$—
Guy Lansdown	$54,997	$—	$67,068	—	$390,536

(1)	Amounts shown are included in the Salary column of the Summary Compensation Table on page 39.
(2)	Amounts shown are included in the All Other Compensation column of the Summary Compensation Table.

Amounts shown are part of the Company’s Savings Equalization Plan. The Company maintains a Savings Plan and a Savings Equalization Plan for eligible employees.

Savings Plan. The Savings Plan is the Company’s defined contribution plan that is available to a broad group of Company employees, which generally includes U.S. domestic salaried employees of the Company. The Savings Plan provides that eligible employees may contribute before-tax or after-tax compensation to a plan account for retirement savings. Under the Savings Plan, the Company will match 100% of the first 6% of a participant’s contribution to the Savings Plan up to a limit of $12,000 annually. The Company contribution vests as follows:

Savings Plan Vesting Schedule

Percentage of Company
Years of Service	Contribution Vested

Less than 1 year	0
1 year	20
2 years	40
3 years	60
4 or more years	100

In the event of death, disability, retirement, change of control (same definition as Executive Change of Control Plan explained in the Potential Payments Upon Termination or Change of Control section below) or termination of the Savings Plan, a participant is fully vested in the Company contribution component of the Savings Plan. In accordance with the Internal Revenue Code, the Savings Plan limits the before-tax and after-tax contributions that highly compensated participants may make to the Savings Plan.

Savings Equalization Plan. The Savings Equalization Plan allows eligible participants the opportunity to defer up to 100% of compensation (minus before-tax contributions under the Savings Plan) beyond the Internal Revenue Code limitations set forth in the Savings Plan on a pre-tax basis. The Savings Equalization Plan is a non-qualified deferred compensation plan. To participate in the Savings Equalization Plan, an employee must have a base salary over $175,000 and be eligible to participate in the Savings Plan of Newmont. The purpose of the Savings Equalization Plan is to allow highly compensated employees a way to defer additional compensation for post-employment savings purposes beyond the limits set forth in the Savings Plan. A participant’s deferred compensation is contributed at the direction of the participant to various hypothetical investment alternatives, including a hypothetical investment in shares of Company stock. Such investments are selected by a committee of Company representatives, with the advice of professional investment managers. Company matching contributions are credited to a participant’s account in phantom shares of Company stock. The Company contribution in the Savings Equalization Plan is subject to a cap of $12,000 per year (in the aggregate with any Company contribution to the Savings Plan) for each participant. The Savings Equalization Plan contains a 4 year vesting period for the Company contribution that is the same as for the Savings Plan.

Upon distribution of Savings Equalization Plan accounts, the participant receives a cash amount equal to the value of the contributions if such contributions had been invested in the Savings Plan, as of the applicable valuation date. A participant receives distribution of Savings Equalization amounts in lump-sum form, or at a pre-selected distribution date in the future according to the provisions of the plan.

In the event a participant of the Savings Equalization Plan terminates employment with the Company due to retirement, death or disability, or change of control, the Company contribution will vest at 100% regardless of years of service, and the participant receives a single lump sum cash payment for the value of the accounts and Company match as soon as administratively possible following the applicable valuation date. In the event a participant of the Savings Equalization Plan terminates employment with the Company for any reason other than retirement, death, change of control or disability, the participant receives a single lump sum cash payment for the value of the accounts and the applicable percentage of vested Company match based upon years of service as provided above, as soon as administratively possible following the applicable valuation date. In the event the Company terminates the employment of a participant of the Savings Equalization Plan due to cause, the participant forfeits all Company contributions under the Savings Equalization Plan.

Potential Payments Upon Termination or Change of Control.

Terms of Plans: See the Compensation Discussion and Analysis starting at page 23 and the text following the tables for a description of the material terms, conditions and assumptions for any of the Company’s benefit plans.

Retirement Benefits: None of the currently employed Named Executive Officers were eligible for retirement as of December 31, 2009. However, Messrs. Ball, Engel and Lansdown have vested benefits under the Pension Plan and Pension Equalization Plan. See the Pension Benefits Table on page 43 for the present value of vested benefits under these plans.

Voluntary Termination: The Named Executive Officers would receive no payments or other benefits upon voluntary termination, except for vested benefits under the Pension Plan and Pension Equalization Plan. See the Pension Benefits Table on page 43 for the present value of vested benefits under these plans.

Termination Not For Cause: The Company’s Severance Plan provides for benefits in the case of termination not for cause in the event of job elimination, based on salary and length of service. Certain positions are not eligible for job elimination such as the Chief Executive Officer and Chief Financial Officer positions. However, severance benefits under the Severance Plan are provided in the potential payments on the Termination Table below for comparison purposes. According to the Severance Plan, an involuntary termination is job elimination, plant abandonment or closing or a reduction in force. The Severance Plan provides that even if the termination was the result of one of the circumstances stated in the prior sentence, it shall not be an involuntary termination if the Company offers the employee another position within 75 miles of the former position, at the same or higher base salary, and involving responsibilities of somewhat similar levels of importance to the Company as the prior position. Involuntary termination does not include terminations as a result of poor work performance, failure to follow policy or direction, or cause.

In the event of an involuntary termination, the eligible employee is entitled to:

•	four weeks of salary plus two weeks of additional salary for each year of service with the Company up to a maximum of 104 weeks of salary (The Severance Plan defines salary as the higher of annual base salary or the base salary and annual cash bonus for the year preceding termination.); and

•	pro-rated (based upon percentage of year worked) annual cash bonus paid at target; and

•	Company paid COBRA benefits and life insurance for the number of weeks of severance pay.

In 2009, Mr. Hill was employed in Australia and eligible for the redundancy program. The benefits reflected for Mr. Hill in the following tables for Termination Not for Cause are based upon the general employee entitlements and redundancy scheme of Australia that provides either severance pay or a notice period in the event of a job elimination.

Termination For Cause: No additional benefits are payable in any case of termination for cause. The Company’s plans generally define cause as: (a) willful and continued failure of participant to perform substantial duties, follow Company policy or Company code of conduct, after written demand for substantial performance; (b) illegal conduct, gross negligence or willful misconduct; or (c) dishonest or fraudulent conduct or breach of contract.

Change of Control: The Company’s 2005 Stock Incentive Plan provides for vesting of unvested restricted stock and stock options upon a change of control of the Company, unless otherwise provided in an incentive plan or award agreement, such as the PSUs that will begin in 2010. The cash bonus plan provides for payment of pro-rated target Corporate Performance Bonus and Strategic Objectives Bonus upon a change of control. Additionally, the Savings Plan and Savings Equalization Plan provide for immediate vesting of the Company matching contributions which is capped at a cumulative total of $12,000 per year for both plans.

The Company’s Executive Change of Control Plan applies to executive grade level employees, including the Named Executive Officers, in the event of a change of control, which is generally defined as:

1)	The acquisition of beneficial ownership of 20% or more of either (a) the then outstanding shares of the Company; or (b) the combined voting power of the then outstanding shares of the Company entitled to vote generally in the election of directors (but not an acquisition by a Company entity or Company benefit plan); or

2)	The individuals constituting the Company’s Board of Directors on January 1, 2008 cease to constitute at least a majority of the Board, with certain exceptions allowing the Board the ability to vote in new members by a majority; or

3)	Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation. The acquisition of assets of another corporation does not constitute a change of control if certain requirements are met to evidence that the Company is the acquiring company and will conduct the business of the combined entity going forward.

Termination After Change of Control: The Company’s Executive Change of Control Plan provides for enhanced benefits in the case of termination within three years following change of control of the Company, in most cases based on salary and bonus payments in previous years. The Pension Plan provides a retirement option at age 48 with 10 years of service and a lesser reduction factor in benefits, compared to circumstances not involving a change of control.

Executives are eligible for benefits under the Executive Change of Control Plan if terminated within three years of a change of control or if the executive terminates for good reason within three years of change of control. The Change of Control Plan generally defines good reason as any of the following without the executive’s prior consent: (a) reduction in salary, bonus, stock-based compensation from the level immediately preceding the change of control; (b) requiring the executive to relocate his or her principal place of business more than 35 miles from the previous principal place of business; (c) failure by the employer to comply with the obligations under the Change of Control Plan; or (d) assigning the executive duties inconsistent with the executive’s position immediately prior to such assignment or any action resulting in the diminution of the executive’s position, authority, duties or responsibilities.

If an executive is eligible for termination benefits under the Executive Change of Control Plan, the executive is entitled to:

•	pro-rated bonus determined by percentage of the year worked at target level;

•	2 times the “annual pay” for most executives and 3 times for individuals specified by the Newmont Board. Annual pay is defined as annual salary, annual cash bonus at the highest amount that the executive received in the three years prior to the change of control, and the highest employer matching contribution made to the Savings Plan on behalf of the executive in the three years prior to the change of control;

•	a cash amount equal to the actuarial equivalent of three years of additional benefits under the Pension Plan, Pension Equalization Plan, Savings Equalization Plan and credit for three additional years under these plans for purposes of actuarial calculations;

•	for a three year period, health, dental, vision, prescription, disability and life insurance benefits for the executive and his or her family;

•	outplacement services consistent with the Company’s practices during the one-year period prior to the change of control; and

•	certain gross-up payments for excise taxes on the change of control payment.

Messrs. O’Brien, Ball, Engel, Hill and Lansdown participate in the Executive Change of Control Plan at the three times annual pay level as of December 31, 2009. These individuals are designated for the enhanced benefits because they all hold positions that would require continuity during a change of control or threatened change of control. In addition, the positions that the designated individuals hold are at high risk for change of personnel in the event of a change of control and the enhanced benefit provides additional incentive for such executives to stay with the Company despite any concerns regarding a change of control.

Death: Upon the death of one of the Named Executive Officers, payment is made to the estate based on the terms of the Officers Death Benefit Plan. The Officer’s Death Benefit Plan provides for a cash payment upon the death of currently employed executive-level officers of the Company, as well as eligible retired executive-level officers. The Officer Death Benefit Plan provides a lump sum cash benefit paid by the Company upon death as follows:

•	3 times final annual base salary for an executive officer who dies while an active employee;

•	1 times final annual base salary for an eligible executive officer who dies after retiring at or after normal retirement age of 62; and

•	30% to 90% of final annual base salary for an eligible executive officer for retirement prior to normal retirement age, depending on the number of years remaining to normal retirement age.

Messrs. O’Brien, Ball, Engel, Hill and Lansdown are currently employed executive-level officers of the Company, and thus eligible for the Officer Death Benefit Plan, in the event of death during employment.

Disability: The Company has a short-term disability plan that provides for up to five months of disability absence with base pay depending upon the employee’s years of service with the Company. In the event of long-term disability, the Company has an insurance plan that provides a maximum monthly benefit to executives and officers of the Company of $13,000 per month. The maximum benefit period for the long-term disability benefit varies depending upon the age on date of disability.

Disability Coverage: The value of disability coverage is based on the incremental additional cost to the Company for an additional coverage. The Executive Change of Control Plan generally provides for 3 years of disability coverage for the Named Executive Officers.

2009 Performance Bonuses: All amounts shown for Bonuses include Corporate Performance Bonuses and Financial Performance Stock Bonuses and are calculated at target level for 2009 performance. The Strategic Objectives Bonuses are calculated at 50% of the maximum payout.

Accelerated Vesting of Restricted Stock and Stock Options: The amounts shown assume vesting as of December 31, 2009 of restricted stock, restricted stock units or stock options at the year-end closing price of $47.31. The amounts shown do not include any vested stock awards.

Incremental Non-Qualified Pension: The amounts shown as Incremental Non-Qualified Pension are based on 3 additional years of service credit following termination of employment in the case of change of control, and an additional period of service based on years of service in the case of termination not for cause. All amounts payable are based upon the same assumptions and plan provisions used in the Summary Compensation Table and Pension Benefits Table, except that for the Termination After Change of Control calculation does not include a present value discount.

Health Care Benefits: The value of health care benefits disclosed below is based on the incremental additional cost to the Company for the length of coverage specified in the Severance Plan, the Executive Change of Control Plan or Disability Plan, except that for Change of Control, the amount is determined without any present value discount.

Life Insurance: Life insurance coverage and proceeds are provided under the terms of the Officers Death Benefit Plan.

280G Tax Gross-Up: Upon a change of control of the Company, the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. The Company has agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income taxes and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G taxes, if payment to an individual beneficiary exceeds 110% of the safe harbor under Section 4999. If the payment to the individual does not exceed 110% of the safe harbor under Section 4999, the change of control benefit will be reduced to fall within the safe harbor, rather than providing an excise tax gross-up. Any 280G tax gross-up amounts reflected in the tables below assume that the executive is entitled to a full reimbursement by the Company of any (a) excise taxes that are imposed on the executive as a result of the change of control, (b) any income and excise taxes imposed on the executive as a result of the Company’s reimbursement of the excise tax amount, and (c) any additional income taxes and excise taxes that are imposed on the executive as a result of the Company’s reimbursement of the executive for any excise or income taxes. The calculation of the 280G gross-up amount in the tables below is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 4.63% state income tax rate. For purposes of the Section 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement.

The following tables describe the estimated potential payments upon termination or change of control of the Company for the Named Executive Officers. The amounts shown assume that the termination or change of control occurred on December 31, 2009. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Potential Payments on Termination

			Termination
			After
	Termination	Change of	Change of
	Not For Cause	Control	Control	Death	Disability
	($)	($)	($)	($)	($)

Richard T. O’Brien
Base Benefit	$383,583	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$1,545,000	$1,545,000	—	$1,545,000	$1,545,000
Financial Performance Stock Bonus	—	—	—	$1,836,290	$1,836,290
Change of Control Payment	—	—	$8,809,125	—	—
Accelerated Vesting of Restricted Stock	$6,979,171	$2,248,171	$4,731,000	$6,979,172	$6,979,172
Accelerated Vesting of Stock Options	$6,466,312	$1,212,397	$6,120,000	$7,332,397	$7,332,397
Incremental Non-Qualified Pension	$—	—	$4,460,599	—	—
Health Care Benefits	$2,141	—	$31,614	—	—
Life Insurance Coverage	$2,908	—	$39,739	—	—
Life Insurance Proceeds	—	—	—	$3,090,000	—
Disability Coverage	—	—	$2,124	—	—
Outplacement Services	$25,000	—	$25,000	—	—
280G Tax Gross-Up	—	—	$10,408,947	—	—

Total	$15,404,115	$5,005,568	$34,628,148	$20,782,859	$17,692,859

			Termination
			After
	Termination	Change of	Change of
	Not For Cause	Control	Control	Death	Disability
	($)	($)	($)	($)	($)

Russell Ball
Base Benefit	$479,371	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$466,310	$466,310	—	$466,310	$466,310
Financial Performance Stock Bonus	—	—	—	$795,045	$795,045
Change of Control Payment	—	—	$2,893,179	—	—
Accelerated Vesting of Restricted Stock	$476,554	$476,554	—	$476,554	$476,554
Accelerated Vesting of Stock Options	$111,363	$422,412	—	$422,412	$422,412
Incremental Non-Qualified Pension	$67,190	—	$3,046,657	—	—
Health Care Benefits	$13,486	—	$66,240	—	—
Life Insurance Coverage	$1,344	—	$5,873	—	—
Life Insurance Proceeds	—	—	—	$1,645,800	—
Disability Coverage	—	—	$2,124	—	—
Outplacement Services	$25,000	—	$25,000	—	—
280G Tax Gross-Up	—	—	$3,087,592	—	—

Total	$1,640,618	$1,365,276	$9,126,665	$3,806,121	$2,160,321

Randy Engel
Base Benefit	$404,947	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$415,905	$415,905	—	$415,905	$415,905
Financial Performance Stock Bonus	—	—	—	$710,785	$710,785
Change of Control Payment	—	—	$2,594,655	—	—
Accelerated Vesting of Restricted Stock	$397,972	$397,972	—	$397,972	$397,972
Accelerated Vesting of Stock Options	$99,274	$376,995	—	$376,995	$376,995
Incremental Non-Qualified Pension	$106,814	—	$3,208,353	—	—
Health Care Benefits	$14,499	—	$71,037	—	—
Life Insurance Coverage	$1,378	—	$6,054	—	—
Life Insurance Proceeds	—	—	—	$1,467,900	—
Disability Coverage	—	—	$2,124	—	—
Outplacement Services	$25,000	—	$25,000	—	—
280G Tax Gross-Up	—	—	$2,992,879	—	—

Total	$1,465,789	$1,190,872	$8,900,102	$3,369,557	$1,901,657

			Termination
			After
	Termination	Change of	Change of
	Not For Cause	Control	Control	Death	Disability
	($)	($)	($)	($)	($)

Brian Hill
Base Benefit	$628,930	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$534,405	$534,405	—	$534,405	$534,405
Financial Performance Stock Bonus	—	—	—	$913,320	$913,320
Change of Control Payment	—	—	$3,151,087	—
Accelerated Vesting of Restricted Stock	$798,167	$798,167	—	$798,167	$798,167
Accelerated Vesting of Stock Options	$83,492	$356,010		$356,010	$356,010
Incremental Non-Qualified Pension	—	—	—	—	—
Health Care Benefits	$1,709	—	$10,251	—	—
Life Insurance Coverage	$	—	$	—	—
Life Insurance Proceeds	—	—	—	$1,730,400	—
Disability Coverage	—	—	$	—	—
Outplacement Services	$25,000	—	$25,000	—	—
280G Tax Gross-Up	—	—	$	—	—

Total	$2,071,703	$1,688,582	$3,186,338	$4,332,302	$2,601,902

Guy Lansdown
Base Benefit	$475,300	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$490,280	$490,280	—	$490,280	$490,280
Financial Performance Stock Bonus	—	—	—	$837,907	$837,907
Change of Control Payment	—	—	$3,052,278	—	—
Accelerated Vesting of Restricted Stock	$474,425	$474,425	—	$474,425	$474,425
Accelerated Vesting of Stock Options	$120,426	$445,239	—	$445,239	$445,239
Incremental Non-Qualified Pension	$197,806	$—	$3,559,047	—	—
Health Care Benefits	$17,540	—	$85,434	—	—
Life Insurance Coverage	$2,320	—	$10,369	—	—
Life Insurance Proceeds	—	—	—	$1,730,400	—
Disability Coverage	—	—	$2,124	—	—
Outplacement Services	$25,000	—	$25,000	—	—
280G Tax Gross-Up	—	—	$3,293,790	—	—

Total	$1,803,097	$1,409,944	$10,028,042	$3,978,251	$2,247,851

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and holders of greater than 10% of the Company’s outstanding common stock to file initial reports of their ownership of the Company’s equity securities and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with in 2009.

Proposal No. 2 — Ratify Appointment of Auditors

Proposal.

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the independent auditors for Newmont and its subsidiaries for 2010, after evaluation of audit quality, fees, independence and other relevant factors. PwC has served as Newmont’s independent auditors since 2002.

The Board is asking that stockholders ratify the appointment of PwC as independent auditors. If stockholders fail to ratify the appointment of PwC, the Audit Committee may reconsider this appointment. Representatives of PwC are expected to be present at the Annual Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

Independent Auditors Fees.

PwC billed the following fees in 2009 and 2008 for professional services rendered to Newmont:

	2009	2008

Audit Fees	$4,634,969	$4,579,393
Audit-Related Fees	$57,105	$77,025
Tax Fees	$0	$12,554
All Other Fees(1)	$25,998	$38,334
Total	$4,718,072	$4,707,306

(1)	Represents software licensing fees.

The Audit Committee has established procedures for engagement of PwC to perform services other than audit, review and attest services. In order to safeguard the independence of PwC, for each engagement to perform such non-audit service, (a) management and PwC affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations; (b) management describes the reasons for hiring PwC to perform the services; and (c) PwC affirms to the Audit Committee that it is qualified to perform the services. The Audit Committee has delegated to its Chair its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting. All services provided by PwC in 2009 were permissible under applicable laws, rules and regulations and were pre-approved by the Audit Committee in accordance with its procedures. The Audit Committee considered the amount of non-audit services provided by PwC in assessing its independence.

Board Recommendation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PwC AS NEWMONT’S INDEPENDENT AUDITORS FOR 2010.

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed entirely of directors who are not officers or employees of the Company or any of its subsidiaries, and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Committee has adopted a Charter that describes its responsibilities in detail. The Charter is available on the Company’s web site at http://www.newmont.com under the Investor Relations section.

The primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company. The Committee’s primary purpose is to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence, and the performance of the Company’s internal audit function. The Committee reviews the financial information that will be provided to the stockholders and others, the systems of internal controls that management and the Board have established, and the audit process. Additional information about the Committee’s role in corporate governance can be found in the Committee’s charter.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers (“PwC”), the Company’s independent auditors, the audited financial statements of the Company for the fiscal year ended December 31, 2009. Management has affirmed to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has received the disclosure and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed PwC’s independence with them.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Submitted by the following members of the Audit Committee of the Board of Directors:

Noreen Doyle, Chair
Vincent A. Calarco
Michael S. Hamson

Stockholder Proposals

The following proposals will be voted on at the 2010 Annual Meeting of Stockholders, if validly presented on behalf of the proponents. The Board of Directors does not agree with several of the assertions by the proponents in support of their proposals, but the Board will not attempt to refute all such assertions. The Board recommends a vote against these proposals for the reasons set forth below.

The name and address of each stockholder proponent, together with the number of shares of common stock held by such stockholder, will be furnished by the Company, to any person, orally or in writing as required, promptly upon the receipt of such request.

Proposal No. 3 — Proposal Regarding Special Stockholder Meetings

The Company has been advised that the following resolution and statement in support is intended to be presented by or on behalf of a beneficial owner of shares of the Company’s common stock at the Annual Meeting of Stockholders.

“3 — Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Statement of Emil Rossi

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt consideration. This proposal does not impact our board in maintaining its current power to call a special meeting.

This proposal topic won more than 60% support at the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Alaska Air (ALK), Safeway (SWY), Motorola (MOT), R. R. Donnelley (RRD) and Matel (MAT). Nick Rossi, William Steiner and John Chevedden sponsored these proposals. This topic also won our 46% support at our 2009 annual meeting and proposals often obtain higher votes on subsequent submissions.

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for improvements in our company’s corporate governance and in individual director performance. In 2009 the following governance and performance issues were identified:

Our Compensation Committee targeted a total executive pay program at the 75th percentile of comparable market practices. This policy indicated that it is our company’s intention to set pay standards well above median levels, regardless of performance.

CEO Richard O’Brien would receive $22 million in severance payments if he were terminated in connection with a change in control. This is not in the interests of shareholders. It establishes a deterrent for a company looking to acquire Newmont Mining and an incentive for Mr. O’Brien to seek such an arrangement. Source: The Corporate Library www.thecorporatelibrary.com, an independent investment research firm.

We still had plurality voting in which only a single vote from our 470 million shares can elect a director and changing this to a majority vote standard would be an excellent shareholder proposal topic for our next annual meeting. We still had an obsolete directors pension plan and obsolete directors gift program—independence concerns. We had no shareholder right to cumulative voting.

Our directors also served on boards rated D by The Corporate Library: Robert Miller, Zenith National Insurance (ZNT), Wynn Resorts (WYNN) and Glen Barton, Valmont Industries (VMI). Plus James Taranik had 23-years tenure (independence concern) and Mr. Taranik was the director of a school which received a $500,000 donation from Newmont (additional independence concern).

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings –
Yes on 3”

Board Recommendation.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The proponent submitted a proposal including a virtually identical resolution to stockholder vote at the 2009 Annual Stockholders Meeting and received less than a majority of the votes cast. The Board of Directors believes that this demonstrates stockholders’ support for the Board’s position that the Company’s current process for calling a special stockholder meeting is in the best interests of the Company and its stockholders.

The proponent’s statement in support of the proposal suggests that the Company’s By-Laws do not permit a special meeting to be held. However, the Company’s By-Laws expressly provide that a special meeting of stockholders must be called by the Chairman of the Board, the President or the Secretary at the written request of stockholders owning 25% of the shares entitled to vote at such meeting. The Company’s By-Laws thus authorize stockholders owning a significant number of shares to call a special meeting, for any reason and without any exceptions or restrictions, whenever they consider a particular matter to be of sufficient importance to hold such a meeting. The Company’s By-Laws further provide that a special meeting of stockholders must be called at the written request of a majority of the Board, which authorizes the directors, according to their fiduciary obligations, to exercise their business judgment to determine when it is in the best interests of the stockholders to convene a special meeting. Furthermore, the Company believes that, in requesting that any “exception or exclusion condition” affecting the stockholders’ ability to call a special meeting also be applied to “management and/or the board”, the proposal may impinge on the Board’s ability to exercise its fiduciary duties in the best interest of stockholders.

The proponent has failed to explain how decreasing the current threshold of 25% to the proposed 10% threshold would result in any additional benefit to the Company or its stockholders. The Board believes that the current By-Laws strike an appropriate balance by allowing stockholders to call special meetings, while ensuring that the meetings are supported by, and for the benefit of, a significant number of stockholders. Accordingly, the Board believes that the Company’s By-Laws provide stockholders with a meaningful right to call a special stockholder meeting and the proposal to allow stockholders owning just 10% of the Company’s shares to call such a meeting is not in the best interests of the Company or its stockholders.

In addition, any action that may be taken at a stockholder meeting may also be approved by written consent (assuming the action receives the minimum number of votes necessary to authorize such action at a meeting). Thus, the Company’s stockholders are not precluded from taking action in between annual stockholder meetings because stockholders can, through a written consent solicitation, take action independently of the Company’s Board and management at any time. There is no minimum ownership threshold required for any stockholder or group of stockholders to commence a written consent solicitation. Because stockholders already have such a right, the Board believes that the requested amendment to the By-Laws would add little to stockholder rights, especially in light of stockholders having the right to call a special meeting at the written request of stockholders owning 25% of the shares entitled to vote at such meeting.

Special stockholder meetings require the Company to expend money and resources to prepare for and hold such meetings, including the preparation and delivery of materials to stockholders as well as other logistical preparations, which would be disruptive to the Company’s operations, require significant attention from the Board and management and impose substantial administrative and financial burdens on the Company. The current ownership threshold prevents a small group of stockholders from calling what could be an unlimited number of special meetings at any time on topic that may be of little or no interest to the majority of stockholders to advance their own interests, and ensures that the burdens and costs associated with such meetings are not incurred without the consent of a significant number of stockholders.

As noted above, the Board and the Company’s management have a fiduciary duty to act in the best interests of the Company and its stockholders. Delaware law also requires the Company to obtain stockholder approval before engaging in any major corporate action affecting stockholders, such as a merger, consolidation or sale of substantially all the Company’s assets. In addition to the Company’s current special stockholder meeting provisions described above, the By-Laws permit the Company’s management and the Board to call a special stockholder meeting when they determine, in accordance with their fiduciary duties and Delaware law, that such a meeting is necessary. As such, stockholders can be assured that important matters will be subject to their consideration and approval.

The Company and the Board are committed to high standards of corporate governance and have established procedures enabling stockholders to communicate with management and members of the Board outside of the context of the annual stockholder meetings as well as have provided stockholders with ample opportunity to raise appropriate matters at the annual stockholder meetings. Additionally, all of the Company’s directors are elected annually, and stockholders are able to institute change in the Company’s policies on an annual basis through such elections.

For the reasons set forth above, the Board recommends that you vote against this proposal.

Proposal No. 4 — Stockholder Proposal to Approve Majority Voting for the Election of Directors in a Non-Contested Election

The Company has been advised that the following resolution and statement in support thereof is intended to be presented by or on behalf of a beneficial owner of shares of the Company’s common stock at the Annual Meeting of Stockholders.

“Director Election Majority Vote Standard Proposal

Resolved: That the shareholders of Newmont Mining Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (articles of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: In order to provide shareholders a meaningful role in director elections, the Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Newmont Mining presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, a strong majority of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett-Packard, Morgan Stanley, Wal-Mart, Home Depot, Gannett, Marathon Oil, and Safeway have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. However, the Company has responded only partially to the call for change, simply adopting a post-election director resignation policy that sets procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. The plurality vote standard remains in place.

We believe that a post-election director resignation policy without a majority vote standard in Company bylaws or articles is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the Board can then consider action on developing post-election procedures to address the status of directors that fail to win election. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the Board an important post-election role in determining the continued status of an unelected director. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.”

Board Recommendation.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The proponent submitted a virtually identical proposal to stockholder vote at the 2009 Annual Meeting of Stockholders and the 2008 Annual Meeting of Stockholders and received less than a majority of the votes cast at each such meeting. The Board believes that this demonstrates stockholders’ continued support for the Board’s position that the Company’s current process for the election of directors is in the best interests of the Company and its stockholders.

As in past years, the Board has been monitoring the debate about majority voting for director elections and is aware of stockholder concerns regarding directors elected with less than a majority of the vote. However, the Board continues to believe that the Company’s Corporate Governance Guidelines, which are available on the Company’s website at http://www.newmont.com/sites/default/files/Corporate+Governance+Guidelines-Final.pdf, effectively address these concerns, by providing stockholders with a meaningful role in director elections and establishing an appropriate vote standard for Board nominees, without limiting the flexibility that is necessary for the Board to be able to act efficiently and in the best interests of the Company and its stockholders.

In December 2006, the Board adopted a policy under the Company’s Corporate Governance Guidelines to take into account the majority election of directors. Pursuant to the terms of the Company’s Corporate Governance Guidelines, the Board has established the policy that if a nominee for director who is an incumbent director does not receive the vote of at least a majority of votes cast at an Annual Meeting of its Stockholders, the director nominee will tender his or her resignation to the Board. In such a case, the Corporate Governance and Nominating Committee, which is composed solely of independent directors, will make a recommendation to the Board, and the independent members of the Board will determine whether to accept or reject the tendered resignation, taking into account all of the relevant facts and circumstances, including the underlying reasons for the election results, the director’s qualifications and length of service and the Company’s compliance with New York Stock Exchange listing and independence standards. The director nominee who has tendered his or her resignation will not take part in the deliberations. The Board must publicly disclose its decision within 90 days from the date of the certification of the election results. This policy is described in this Proxy Statement under the heading “Corporate Governance — Majority Voting Policy.”

The Board is committed to adhering to the Company’s Corporate Governance Guidelines and to listening carefully to the collective voice of the Company’s stockholders. The policy ensures that a director nominee who receives less than a majority of the vote from his or her election must tender his or her resignation and will not serve on the Board without undergoing a high degree of scrutiny by both the Company’s Corporate Governance and Nominating Committee and independent members of the Board. Thus, the policy effectively implements a majority voting standard without the inherent limitations that a strict majority voting standard places on the Board’s flexibility.

Implementing a strict majority vote requirement in the Company’s articles of incorporation or By-Laws could have unintended adverse consequences for the Company and its stockholders, including instability in the Company’s governance processes. For example, a strict majority voting standard could result in an entire slate of nominees not receiving the requisite number of votes, leaving the Board with an insufficient number of directors to fulfill its obligations and causing uncertainty regarding the Company’s future. It could also cause the Company to fail to comply with the independence standards and listing requirements of the New York Stock Exchange. By contrast, the plurality voting standard promotes stability in the Company’s governance processes by ensuring that a full slate of directors is elected at each annual meeting so that the Board complies with the independence standards and listing requirements of the New York Stock Exchange and applicable federal securities laws.

The default standard for election of directors for Delaware corporations is, and has long been, the plurality voting standard and the rules governing the plurality voting standard are well established and understood. The plurality voting standard is the default standard used by a significant number of public companies. The Company’s Corporate Governance Guidelines modify the plurality voting standard in uncontested elections in a manner that the Board believes affords its stockholders more meaningful input than they would have under a pure plurality standard. However, it also retains for the Board the ability to exercise its judgment based upon the needs of the Company and its stockholders at any point in time. The Board believes this flexibility is in the best interest of all stockholders and is preferable to placing strict majority voting standards in the Company’s articles of incorporation or By-Laws, which could result in potentially disruptive outcomes.

The Board believes that the stockholder proposal’s characterization of the plurality voting process, in particular the suggestion that a director may be elected by a single affirmative vote, is quite unrealistic and is not supported by the Company’s historical results.

In recent years, all of the Company’s director nominees have been elected with 72%-99% of the vote. As a result, the Board believes adopting the voting requirement that has been proposed would not have affected the outcome of the Company’s director election process and that such votes reflect the Company’s stockholders’ confidence in the Board and in the governance protections the Board has implemented. Because the Company’s stockholders and its Board have a history of electing highly qualified directors under a plurality system, the Board believes a change to a majority voting requirement is not necessary, especially in light of the director resignation policy described in the Company’s Corporate Governance Guidelines.

For the reasons set forth above, the Board unanimously recommends that you vote against this proposal.

Other Matters

The Board of Directors does not intend to bring other matters before the Company’s Annual Meeting of Stockholders, except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment. Additional information about Newmont, including its Annual Report on Form 10-K, is available through the Company’s web site, at www.newmont.com.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.
Newmont Mining Corporation
INTERNET
http://www.proxyvoting.com/nem
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Fulfillment 68956 68974
FOLD AND DETACH HERE
THE BOARD OF DIRECTORS’ RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2, AND “AGAINST” ITEMS 3 and 4.
Please mark your votes as indicated in this example
1 G.A. Barton, 07 R.T. O’Brien 2 V.A. Calarco, 08 J.B. Prescott, 3 J.A. Carrabba 09 D.C. Roth, 4 N. Doyle, 10 J.V. Taranik, and 5 V.M. Hagen, 11 S.Thompson 6 M.S. Hamson,
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
Item 1. Election of Directors
Nominees:
*Exceptions
FOR WITHHELD ALL FOR ALL *EXCEPTIONS
Item 2. Ratify Appointment of Independent Auditors for 2010.
Item 3. Stockholder Proposal Regarding Special Meetings.
Item 4. Stockholder Proposal To Approve Majority Voting For the Election of Directors in a Non-Contested Election.
FOR AGAINST ABSTAIN
The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof.
By execution of the Proxy, the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the Annual Meeting.
Proxies can only be given by Newmont Mining common stockholders of record on the Record Date. Please sign your name below exactly as it appears on your stock certificate(s) on the Record Date or on the label affixed hereto. When the shares of Newmont Mining common stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement.
If you plan to attend the meeting, please mark this box.
Mark Here for Address Change or Comments SEE REVERSE
Signature
Signature
Date

YOUR VOTE IS IMPORTANT! You can vote in one of three ways:
1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
or
2. Call toll free 1-866-540-5760 on a touch tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
3. Vote by Internet at our Internet Address: http://www.proxyvoting.com/nem
PLEASE VOTE
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isdwhere step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://www.proxyvoting.com/nem
FOLD AND DETACH HERE
PROXY NEWMONT MINING CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 23, 2010 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NEWMONT MINING CORPORATION
The undersigned, a holder of record shares of common stock, par value $1.60 per share of Newmont Mining Corporation at the close of business on February 22, 2010 (the “Record Date”), hereby appoints Russell Ball, Stephen P. Gottesfeld and Jeffrey K. Reeser, and each or any of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the common stock of Newmont Mining Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at 11:00 a.m. local time on Friday, April 23, 2010 in the DuBarry Room at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware USA, and any adjournments thereof, upon the matters listed on the reverse side hereof. The proxies appointed hereby may act by a majority of said proxies present at the meeting (or if only one is present, by that one).
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU VOTE ONE OF THE THREE WAYS DESCRIBED BELOW.
(Continued and to be signed on reverse side)
Address Change /Comments
(Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
WO# Fulfillment# 68956 68974

VOTING INSTRUCTION FORM
DIRECTION GIVEN BY REGISTERED HOLDERS OF
EXCHANGEABLE SHARES OF NEWMONT MINING CORPORATION
OF CANADA LIMITED FOR THE APRIL 23, 2010 ANNUAL
MEETING OF STOCKHOLDERS OF NEWMONT MINING CORPORATION
     The undersigned, having read the Notice of Annual Meeting (the “Annual Meeting”) of stockholders of Newmont Mining Corporation (the “Company”) to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, USA, on Friday, April 23, 2010, at 11:00 a.m. local time, the Proxy Statement, and the accompanying Notice to Exchangeable Shareholders, receipt of each of which is hereby acknowledged, does hereby instruct and direct Computershare Trust Company of Canada (the “Trustee”), pursuant to the provisions of the Voting and Exchange Trust Agreement (the “Agreement”) dated as of February 16, 2002, among the Company, Newmont Mining Corporation of Canada Limited and the Trustee, as follows:
PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE “FOR” ITEMS 1 AND 2 BELOW, AND “AGAINST” ITEMS 3 AND 4 BELOW, AND, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, TO VOTE IN ITS DISCRETION.
(Please select one of A, B or C)

A. ☐	Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned’s voting rights at the Annual Meeting, or any postponement or adjournment thereof, as follows:
(Please complete the following only if you have selected Alternative A)

1. ELECTION OF DIRECTORS	Nominees: 01 G.A. Barton, 02 V.A. Calarco, 03 J.A. Carrabba, 04 N. Doyle, 05 V. M. Hagen, 06 M.S. Hamson, 07 R.T. O’Brien, 08 J.B. Prescott, 9 D.C. Roth, 10 J.V. Taranik, 11 S. Thompson

FOR	WITHHELD
ALL	FOR ALL
☐	☐
FOR ALL EXCEPT NOMINEES WRITTEN IN THE SPACE PROVIDED BELOW
2. Ratify appointment of PricewaterhouseCoopers LLP as Newmont’s independent auditors for 2010.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3. Consider and act upon a stockholder proposal regarding special meetings, as set forth in the accompanying Proxy Statement, if introduced at the meeting.

FOR	AGAINST	ABSTAIN
☐	☐	☐
4. Consider and act upon a stockholder proposal to approve majority voting for the election of directors in a non-contested election, if introduced at the meeting.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. To vote, in its discretion, on any other business which may properly be brought before the meeting or any adjournment thereof.

FOR	AGAINST
☐	☐
(If you have selected Alternative A, please go directly to the signature line on this page)

B. ☐	Deliver a proxy card to the undersigned at the Annual Meeting with respect to all the Exchangeable Shares of Newmont Mining Corporation of Canada Limited held by the undersigned on the record date for the Annual Meeting so that the undersigned may exercise personally the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.
(If you have selected Alternative B, please go directly to the signature line on this page)

C. ☐	Deliver a proxy card to attend and act for and on behalf of the undersigned at the Annual Meeting with respect to all the Exchangeable Shares of Newmont Mining Corporation of Canada Limited held by the undersigned on the record date for the Annual Meeting with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.
Executed on the            day of      , 2010.

Signature:

Print Name:

NOTES:
(1)	A shareholder has the right to appoint a person to represent him/her at the Annual Meeting by inserting in the space provided the name of the person the shareholder wishes to appoint. Such person need not be a shareholder.

(2)	To be valid, this Voting Instruction Form must be signed and deposited with Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 in the enclosed return envelope or by fax to (416) 263-9524 prior to 5:00 p.m., Toronto time, on April 22, 2010 or, if the Annual Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned Annual Meeting.

(3)	If an individual, please sign exactly as your Exchangeable Shares are registered.

(4)	If the shareholder is a corporation, this Voting Instruction Form must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed.

(5)	If Exchangeable Shares are registered in the name of an executor, administrator or trustee, please sign exactly as the Exchangeable Shares are registered. If the Exchangeable Shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided. This Voting Instruction Form must be signed by the legal representative with his/her name printed below his/her signature and evidence of authority to sign on behalf of the shareholder must be attached to this Voting Instruction Form.

(6)	In many cases, Exchangeable Shares beneficially owned by a holder (a “Non-Registered Holder”) are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Non-Registered Holders should, in particular, review the section entitled “Non-Registered Holders” in the accompanying Notice to Exchangeable Shareholders and carefully follow the instructions of their intermediaries.

(7)	If a share is held by two or more persons, each should sign this Voting Instruction Form.

(8)	If this Voting Instruction Form is not dated in the space provided, it is deemed to bear the date on which it is mailed to the shareholder.

2

NEWMONT MINING CORPORATION
Notice to Exchangeable Shareholders
     Our records show that you hold Exchangeable Shares of Newmont Mining Corporation of Canada Limited (“Newmont Canada”), a Canadian company. The Exchangeable Shares provide you with economic and voting rights that are, as nearly as practicable, equivalent to those of holders of shares of common stock of Newmont Mining Corporation (the “Company”), the U.S. parent of Newmont Canada, including the right to attend and vote at meetings of the common stockholders of the Company. The Company will be holding an annual meeting (the “Annual Meeting”) of its common stockholders on April 23, 2010 to
•	Elect directors;

•	Ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Newmont’s independent auditors for 2010;

•	Consider and act upon a stockholder proposal to approve majority voting for the election of directors in a non-contested election, as set forth in the accompanying Proxy Statement, if introduced at the meeting;

•	Consider and act upon a stockholder proposal regarding special meetings, as set forth in the accompanying Proxy Statement, if introduced at the meeting; and

•	Transact such other business that may properly come before the meeting.
     At such Annual Meeting you will have voting rights, based on the number of Exchangeable Shares you hold. You are permitted to instruct Computershare Trust Company of Canada, the Trustee under a Voting and Exchange Trust Agreement as to how the Trustee is to vote your Exchangeable Shares at the Annual Meeting of the Company. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you or a person designated by you a proxy to exercise personally the voting rights attached to your Exchangeable Shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed Voting Instruction Form to the Trustee by 5:00 p.m., Toronto time, on April 22, 2010. The Trustee will not be obligated to act on any instructions received after that time.
     You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated Voting Instruction Form. No notice of revocation or later-dated Voting Instruction Form, however, will be effective unless received by the Trustee prior to 5:00 p.m., Toronto time, on April 22, 2010.
     Whether or not you plan to attend the Annual Meeting, please sign, date and return the Voting Instruction Form in the envelope provided in order to ensure that your Exchangeable Shares will be represented at the Annual Meeting.
Non-Registered Holders
     Only registered holders of Exchangeable Shares of Newmont Canada are permitted to instruct the Trustee as to how to vote their Exchangeable Shares at the Annual Meeting or to attend and vote at the Annual Meeting in person or by proxy as described above. You may be a beneficial owner of Exchangeable Shares (a “Non-Registered Holder”) if your Exchangeable Shares are registered either:
(i)	in the name of an intermediary (an “Intermediary”) with whom you deal in respect of the Exchangeable Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

(ii)	in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant.

3

     Newmont Canada has distributed copies of the Notice of Meeting, the Proxy Statement and this Notice to Exchangeable Shareholders (collectively, the “meeting materials”) to Intermediaries who are required to forward these meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive meeting materials you will be given either:
(i)	a voting instruction form, which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which specifies the number of Exchangeable Shares beneficially owned by you but which is otherwise uncompleted. This voting instruction form need not be signed by you. In this case, if you wish to direct the voting of the Exchangeable Shares held by you or attend and vote at the Annual Meeting (or have another person attend and vote on your behalf) you should properly complete the voting instruction form and deposit it with Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 or by fax to (416) 263-9524 prior to 5:00 p.m., Toronto time, on April 22, 2010; or

(ii)	a voting instruction form, which must be completed and signed by you in accordance with the directions on the voting instruction form (which may in some cases permit the completion of the voting instruction form by telephone).
     The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the voting of the Exchangeable Shares you beneficially own or to attend and vote at the Annual Meeting, in person or by proxy. A Non-Registered Holder generally may revoke a voting instruction form given to an Intermediary by providing written notice to the Intermediary in a reasonable time period prior to the Annual Meeting. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies and contact their Intermediaries promptly if they need assistance.
     Information Relating to Newmont Mining Corporation
     Exchangeable Shares are exchangeable on a one-for-one basis for shares of common stock of the Company and you, as a holder of Exchangeable Shares, are entitled to receive dividends from the Company payable at the same time as and equivalent to, on a per-share basis, any dividends paid by the Company to holders of its shares of common stock. As a result of the economic equivalency and voting rights between the Exchangeable Shares and shares of common stock of the Company you, as a holder of Exchangeable Shares, will have a participating interest determined by reference to the Company and not Newmont Canada. Accordingly, it is information related to the Company that is relevant to you and enclosed in this package is the Company’s Proxy Statement which we urge you to read carefully.

4

Annual Meeting of Stockholders — Aprii 23, 2010, Wilmington, Delaware USA
1.	Your Vote is important
Your voting instructions are sought in respect of your holding of Newmont Mining Corporation (Newmont) CDIs. CHESS Depository Nominees Pty Ltd has received a proxy solicitation from the Board of Directors of Newmont and will vote the underlying shares of Newmont Common Stock in accordance with your instructions.
2.	Voting instructions
I/We being a holder of Newmont CHESS Depository Interests (CDIs) as at the record date of February 22, 2010 hereby direct CHESS Depository Nominees Pty Ltd to vote the shares underlying my/our holding at the Annual Meeting in respect of the resolutions outlined below, as follows:
TO ELECT DIRECTORS: Please mark the boxes with an ☒ to indicate your directions.

		For	Against	Abstain

1.	Glen A. Barton	☐	☐	☐

2.	Vincent A. Calarco	☐	☐	☐

3.	Joseph A. Carrabba	☐	☐	☐

4.	Noreen Doyle	☐	☐	☐

		For	Against	Abstain

5.	Veronica M. Hagen	☐	☐	☐

6.	Michael S. Hamson	☐	☐	☐

7.	Richard T. O’Brien	☐	☐	☐

		For	Against	Abstain

8.	John B. Prescott	☐	☐	☐

9.	Donald C. Roth	☐	☐	☐

10.	James V. Taranik	☐	☐	☐

11.	Simon Thompson	☐	☐	☐

By execution of this CDI Voting Instruction Form the undersigned hereby authorises CHESS Depository Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such business as may properly come before the meeting.

	For	Against	Abstain

Ratify appointment of PricewaterhouseCoopers LLP as Newmont’s Independent Auditors for 2010	☐	☐	☐

Consider and act upon a Stockholder Proposal regarding Special Meetings	☐	☐	☐

Consider and act upon a Stockholder Proposal to Approve Majority Voting for the Election of Directors in a Non-Contested Election	☐	☐	☐
3. Authorised Signature(s): This Instruction Form must be signed by the CDI holder(s), or if a corporation, in accordance with its constitution (articles) and under its Common Seal (if applicable), or under the hand of an Authorised Officer or Attorney. (Refer to notes overleaf.)

PLEASE SIGN HERE	This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Securityholder 1 or Sole Director and Sole Company Secretary (if shares held by a Company)	Securityholder 2 or Director (if shares held by a Company)	Securityholder 3 or Director/Company Secretary (if shares held by a Company)

/ /

Contact Name	Contact Daytime Telephone	Date